Exhibit 1.3
No. 4031152
The Companies Act 1985
Public company limited by shares
Articles of Association

adopted by Special Resolution passed on 25 July 2005
of
National Grid plc*
(incorporated on 11 July 2000)
Linklaters
One Silk Street
London EC2Y 8HQ
Phone: (44-20) 7456 2000
Fax: (44-20) 7456 2222
* A special resolution is proposed at the Annual General Meeting on 25 July 2005 to change National Grid Transco plc’s name to National Grid plc

Contents

	Article number	Page
Introduction
Table A and other standard regulations do not apply	1	1

The meaning of the Articles	2	1

Share capital
The form of our share capital	3	5

Changing capital
The power to increase capital	4	5
Applying the Articles to new shares	5	5
The power to change capital	6	5
Fractions of shares	7	5
The power to reduce capital	8	6
Buying back shares	9	6

Shares
The special rights of new shares	10	7
The Directors’ power to deal with shares	11	7
Power to pay commission and brokerage	12	7
Renouncing allotted but unissued shares	13	8
No trusts or similar interests recognised	14	8

Uncertificated shares
Uncertificated shares	15	8

Share certificates
Certificates	16	9
Replacement share certificates	17	10

Changing shares rights
Changing the special rights of shares	18	10
More about the special rights of shares	19	11

Transferring shares
Transfer forms	20	11
Transferring shares in certificated form	21	11
Refusing to register certain transfers	22	12
Closing the Register	23	12
Overseas branch registers	24	12
More provisions on uncertificated shares	25	12

- i -

	Article number	Page
People automatically entitled to shares by law
If a shareholder dies	26	13
Registering personal representatives	27	13
A person who wants to be registered must give notice	28	13
Transfers by a person who is automatically entitled to a share by law	29	13
The rights of people automatically entitled to shares by law	30	13

Shareholders who cannot be traced
Shareholders who cannot be traced	31	14

General Meetings
The Annual General Meeting	32	15
Extraordinary General Meetings	33	15
Calling an Extraordinary General Meeting	34	15
Notice of General Meetings	35	15
Class meetings	36	17
Moving a General Meeting at short notice	37	17

Proceedings at General Meetings
The chairman of a General Meeting	38	17
Security and other arrangements at General Meetings	39	18
Overflow meeting rooms	40	18
The quorum needed for General Meetings	41	18
The procedure if there is no quorum	42	19
Adjourning General Meetings	43	19
Amending resolutions	44	20
Proxies and Directors speaking at General Meetings	45	20

Voting procedures
All votes decided on a poll	46	20
How a poll is taken	47	21
Timing of a poll	48	21
The chairman’s casting vote	49	22
The effect of a declaration by the chairman	50	22

Voting rights
The votes of shareholders	51	22
Shareholders who owe us money	52	22
Votes of shareholders who are of unsound mind	53	23
The votes of joint holders	54	23

Restrictions on shareholder voting
Suspending shareholder rights on non-disclosure of interest	55	23

- ii -

	Article number	Page
Proxies
Completing proxy forms	56	25
Delivering completed proxy forms	57	26
Cancelling a proxy’s authority	58	26
Representatives of companies	59	27
Challenging votes	60	27

Directors
The number of Directors	61	27
Qualification to be a Director	62	27
Directors’ fees	63	28
Special pay	64	28
Directors’ expenses	65	28
Directors’ pensions and other benefits	66	28
Appointing Directors to various posts	67	29

Changing Directors
Age limits	68	29
Retiring Directors	69	30
Eligibility for re-election	70	30
Re-electing a Director who is retiring	71	30
Electing two or more Directors	72	30
People who can be Directors	73	30
Filling vacancies and appointing extra Directors	74	31
Removing and appointing Directors by an ordinary resolution	75	31
When Directors are disqualified	76	31

Directors’ meetings
Directors’ meetings	77	32
Who can call Directors’ meetings?	78	32
How Directors’ meetings are called	79	32
Quorum	80	32
The chairman of Directors’ meetings	81	33
Voting at Directors’ meetings	82	33
Directors’ meetings by video conference and phone	83	33
Resolutions in writing	84	33
The validity of Directors’ actions	85	34

Directors’ interests
Directors’ interests in transactions with us	86	34
When Directors can vote on things they have an interest in	87	35
More about Directors’ interests	88	36

Minutes
Minutes	89	37

- iii -

	Article number	Page
Directors’ committees
Delegating powers to committees	90	37
Committee procedure	91	37

Directors’ powers
The power to appoint attorneys and agents	92	38
Local boards	93	38
Using the title ‘Director’	94	38
Signatures on cheques	95	39
Borrowing powers	96	39
Borrowing restrictions	97	39

Alternate directors
Alternate directors	98	43

The Company Secretary
The Company Secretary	99	44

The Seal
The Seal	100	44

Authenticating documents
Establishing that documents are genuine	101	45

Reserves
Setting up reserves	102	46

Dividends
Final dividends	103	46
Fixed and interim dividends	104	46
Dividends not in cash	105	46
Deducting amounts owing from dividends and other money	106	47
Payments to shareholders	107	47
Record dates for payments and other matters	108	48
Dividends which are not claimed	109	48
Waiver of dividends	110	48

Capitalising reserves
Capitalising reserves	111	48

Scrip dividends
Shareholders can be offered the right to receive scrip dividends (extra shares instead of cash dividends)	112	49

Accounts
Accounting and other records	113	51

- iv -

	Article number	Page
The location and inspection of records	114	51
Sending copies of accounts and other documents	115	51

Auditors
Acts of Auditors	116	52
Auditors at General Meetings	117	52

Notices
Serving and delivering notices and other documents	118	52
Notices to joint holders	119	53
Notices for shareholders with foreign addresses	120	53
When notices are served or considered to be served	121	53
Serving notices and documents on shareholders who have died, are bankrupt or of unsound mind	122	54
If documents are accidentally not sent	123	54
When entitlement to notices stops	124	54
Signing documents	125	54
Electronic communication	126	55
Statutory requirements for notices	127	55

Winding up
Directors’ power to petition	128	55
Distributing assets in kind	129	56

Destroying documents
Destroying documents	130	56

Indemnity and insurance
Indemnity and insurance	131	57

The ADR Depositary
ADR definitions	132	58
The ADR Depositary can appoint proxies	133	58
The ADR Depositary must keep a Proxy Register	134	59
Appointed Proxies can only attend General Meetings if properly appointed	135	59
Rights of Appointed Proxies	136	59
Sending information to an Appointed Proxy	137	59
Paying dividends to an Appointed Proxy	138	59
The Proxy Register can be fixed at a certain date	139	59
The nature of an Appointed Proxy’s interest	140	60
Validity of the appointment of Appointed Proxies	141	60

Glossary		66

- v -

Company number: 4031152
The Companies Act 1985
Public company limited by shares
Articles of Association
(Adopted by a Special Resolution passed on 25 July 2005)
of
National Grid plc*
(incorporated on 11 July 2000)
(* A special resolution is proposed at the Annual General Meeting on 25 July 2005 to change
National Grid Transco plc’s name to National Grid plc)
Introduction
1	Table A and other standard regulations do not apply

1.1	The regulations in Table A of the Companies (Tables A to F) Regulations 1985 (which set out model articles of association), and any similar regulations in the Companies Act, do not apply to us.

2	The meaning of the Articles

2.1	The following table gives the meaning of certain words and phrases as they are used in these Articles. However, the meaning given in the table does not apply if it is inconsistent with the context in which a word or phrase appears. After the Articles there is a glossary which explains various words and expressions. The glossary also explains some of the words in the Memorandum. But the glossary is not part of the Memorandum or Articles, and it does not affect their meaning. The words which are explained in the table below, or in specific Articles, are printed in bold and those which are explained in the Glossary are printed in italics.

Words	Definitions

alternate director	A person appointed by a Director to act in their place.

Annual General Meeting	The annual meeting of our shareholders which we hold to comply with these Articles and the law.

Articles	Our Articles of Association, which set out our company’s rules, and any changes made to them.

Words	Definitions

Auditors	Our auditors, an independent firm of accountants which examines our records and financial statements.

Board	Our Board of Directors, or those Directors attending a Directors’ meeting that has been properly convened (arranged) and which has a quorum.

business day	A day which is not a Saturday, Sunday or a public holiday in England.

class meeting	A meeting of the holders of a relevant class of shares.

clear days	This period of a notice is the number of days between, but not including, the day when the notice is given or deemed (considered) to be given and the day for which it is given or on which it is to take effect.

committee	A committee of the Board, appointed with powers delegated in line with Article 90.

Companies Act	The Companies Act 1985.

company representative	A person, authorised by a company which is a shareholder to act as the company’s representative at a General Meeting or class meeting the company is entitled to attend.

CREST Regulations	The Uncertificated Securities Regulations 2001.

Director	A Director of NG.

electronic mail	Includes any electronic transmission in any form through any medium (including transmission through the internet or by fax).

existing shares (of any kind)	Shares which are in issue at the relevant time.

General Meeting or meeting	A meeting of our shareholders, which is an Annual General Meeting or an Extraordinary General Meeting, as set out in Article 32 and Article 33.

in writing	Written by hand or produced by any substitute for writing including, where the law permits, electronic communication.

law	The Companies Act, and all other laws and regulations applying to NG (including the UKLA’s rules) or our shareholders as the case may be.

London Stock Exchange	The London Stock Exchange plc.

Memorandum	The Memorandum of Association of NG.

NG	National Grid plc.

operator	CRESTCO Limited or any other operator of a relevant system under the CREST Regulations.

Words	Definitions

paid up share or other security	Includes a share or other security which is treated (credited) as paid up.

pay	Includes any kind of reward or payment for services.

Procedural Resolution	A resolution at a General Meeting which in the chairman’s opinion is of a procedural nature (such as a resolution on the choice of a chairman of the General Meeting, a resolution to adjourn the General Meeting or a resolution to correct an obvious error in a Substantive Resolution).

Register	Our register of members.

registered office	Our registered office.

seal	Our Common Seal, or any official seal we keep under Section 40 of the Companies Act (called a securities seal).

shareholder	A holder of our shares.

shareholder’s meeting	Includes both a General Meeting and a class meeting of NG.

shares	Our ordinary shares of 10p each or any other class of our shares which are created.

Substantive Resolution	Any resolution at a General Meeting, other than a Procedural Resolution.

UK Listing Authority or UKLA	The Financial Services Authority acting in its capacity as the competent authority for the purposes of the Financial Services and Markets Act 2000.

United Kingdom	Great Britain and Northern Ireland.

we, us, our	National Grid plc.
2.2	References to a debenture include debenture stock and references to a debenture holder include a debenture stockholder.

2.3	Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.

2.4	Words which refer to a single number also refer to plural numbers, and the other way around.

2.5	Words which refer to males also refer to females, and to companies and so on.

2.6	References to a person or people include companies, unincorporated associations and so on.

2.7	Any headings in these Articles are only included for convenience. They do not affect the meaning of the Articles.

2.8	When an Act, or a section of an Act, is referred to, this includes any amendment to the Act or section (before or after the adoption of these Articles), as well as where it is included in a later Act.

2.9	When an Act or the Articles are referred to, the version which is current at the time will apply.

2.10	Where the Articles give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which power or authority is used does not allow this meaning.

2.11	Any word which is defined in the Companies Act or the CREST Regulations means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition given in the Companies Act or the CREST Regulations.

2.12	Where the Articles say that something can be done by passing an ordinary resolution, this can also be done by passing a special resolution or an extraordinary resolution. Where the Articles say that something can be done by passing a special resolution, this can also be done by passing an extraordinary resolution.

2.13	Where the Articles refer to any document being made effective, this means being signed, sealed or executed in some other legally valid way.

2.14	Where the Articles refer to months or years, these are calendar months or years.

2.15	Articles which apply to shares can also apply to stock. References in those Articles to share or shareholder include stock or stockholder.

2.16	Where the Articles refer to shares in certificated form, this means that ownership of the shares can be transferred using a written transfer document (rather than in line with the CREST Regulations) and that a share certificate is usually issued to the owner.

2.17	Where the Articles refer to shares in uncertificated form, this means that ownership of the shares can be transferred in line with the CREST Regulations without using a written transfer document and that no share certificate is issued to the owner.

2.18	References to officers include Directors and the Company Secretary, but not the Auditors.

2.19	Where the Articles refer to an address, this will include, in relation to electronic mail or electronic communication, any number or address (including, in the case of any proxy appointment permitted under Article 57.3, an identification number of a participant in the relevant system) used for the purposes of such communication.

2.20	Except where the context requires otherwise, any reference to issued shares of any class (whether of NG or of any other company) will not include any shares of that class held as treasury shares.

2.21	References to the system’s rules will include the rules, regulations, procedures, facilities and requirements of the relevant system concerned.

Share capital
3	The form of our share capital

3.1	Our share capital at the date when these Articles are adopted is made up of five billion (5,000,000,000) ordinary shares of 10 pence each.
Changing capital
4	The power to increase capital

4.1	The shareholders can increase our share capital by passing an ordinary resolution. The resolution must fix the:
(a)	amount of the increase;

(b)	nominal value of the new shares; and

(c)	currency or currencies of the shares.
5	Applying the Articles to new shares

5.1	The provisions in these Articles about allotment, transfer, automatic entitlement by law and all other things apply to new shares under Article 4 in the same way as if they were part of our existing share capital.

6	The power to change capital

6.1	The shareholders can pass ordinary resolutions to do any of the following:
(a)	consolidate, subdivide or consolidate and then divide, all or any of our share capital into new shares of a larger or smaller nominal value than the existing shares;

(b)	cancel any shares which have not been taken, or agreed to be taken, by any person at the date of the resolution, and reduce the amount of our share capital by the amount of the cancelled shares; and

(c)	divide some or all of our share capital into shares which are of a smaller nominal value than is fixed in the Memorandum. This is subject to any restrictions under the law. The resolution can provide that, as between the holders of the divided shares, different rights and restrictions which NG can apply to new shares can apply to all or any of the different divided shares.
7	Fractions of shares

7.1	If any shares are consolidated or divided, the Directors have the power to deal with any fractions of shares which result. The Directors can sell any shares representing fractions as they think fit and distribute the net proceeds of sale among members in proportion to their fractional entitlements in line with the law, their rights and interests. The Directors can sell to anyone (including us, if the law allows this) and can authorise any person to transfer those shares to the buyer or in line with the buyer’s instructions. The buyer does not need to check how we used the money and their ownership of the shares will not be affected if the sale was irregular or invalid in any way.

7.2	So far as the law allows, when shares are consolidated or divided, the Directors can treat a shareholder’s shares which are held in certificated form and in uncertificated form as separate shareholdings.

7.3	The Directors can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as shares in certificated form where this makes it easier to sell them.

8	The power to reduce capital

8.1	The shareholders can pass a special resolution to:

(a)	reduce our share capital in any way; or

(b)	reduce, in any way, any capital redemption reserve, share premium account, or other reserve which cannot be distributed.

This is subject to any restrictions under the Companies Act.

9	Buying back shares

9.1	We can buy back, or agree to buy back in the future, any shares of any class (including redeemable shares), if the law allows this. We can hold such repurchased shares as treasury shares in line with the Companies Act. However, if we have existing shares which are admitted to the official list maintained by the UK Listing Authority and which can be converted into other shares which are equity shares, then we can only buy back equity shares of that class if:
(a)	either the terms of issue of the convertible shares permit us to buy back the equity shares; or

(b)	the buy-back or agreement to buy back has been approved by an extraordinary resolution passed by the holders of the convertible shares at a separate class meeting.
9.2	We have the right to:
(a)	sell any treasury shares;

(b)	transfer any treasury shares for the purposes of, or to benefit, an employees’ share scheme;

(c)	receive an allotment of shares as fully paid bonus shares in respect of any treasury shares; or

(d)	receive any amount payable on redemption of any redeemable treasury shares.
We cannot exercise any other right in respect of treasury shares we hold, including any right to attend or vote at meetings, to participate in any offer we make to shareholders or to receive any distribution (including in a winding up).

Shares
10	The special rights of new shares

10.1	If we issue new shares, the new shares can have rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over the rights of the new shares, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in our profits or assets. Other rights and restrictions can also apply, for example on the right to vote. The powers conferred by this Article 10.1 are subject to the provisions of Article 10.4.

10.2	The rights and restrictions referred to in Article 10.1 can be decided by an ordinary resolution passed by the shareholders. The Directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.

10.3	If the law allows, the rights of any new shares can include rights for the holder or us (or both the holder and us) to have them redeemed.

10.4	The ability to attach particular rights and restrictions to new shares can be restricted by special rights previously given to holders of any existing shares.

11	The Directors’ power to deal with shares

11.1	The Directors can decide how to deal with any shares which have not been issued. The Directors can:
(a)	allot them on any terms, which can include the right to transfer the allotment to another person before any person has been entered on the Register. This is known as the right to renounce the allotment (see also Article 13.1);

(b)	grant options to give people a choice to acquire shares in the future; or

(c)	dispose of the shares in any other way.
This Article 11.1 is subject to the provisions of Article 11.3.

11.2	The Directors are free to decide who they deal with, when they deal with the shares, and the terms on which they deal.

11.3	The Directors must comply with:
(a)	the law relating to authority, pre-emption rights and other matters; and

(b)	any resolution of a General Meeting which is passed under the law.
12	Power to pay commission and brokerage

12.1	We can use all the powers given by the law to pay commission or brokerage to any person who:
(a)	applies, or agrees to apply, for any new shares; or

(b)	gets anybody else to apply, or agree to apply, for any new shares.
12.2	The rate per cent or amount of the commission paid, or agreed to be paid, must be disclosed as required by the law. The commission can be paid in either cash or by the allotment of fully paid shares, any combination of the two or in any other way allowed by the law.
13	Renouncing allotted but unissued shares

13.1	Where a share has been allotted to a person but that person has not yet been entered on the Register, the Directors can recognise a transfer (called a renunciation) by that person of their right to the share in favour of some other person. The ability to renounce allotments only applies if the terms on which the share is allotted are consistent with renunciation. The Directors can impose terms and conditions regulating renunciation rights.

14	No trusts or similar interests recognised

14.1	We will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner does not concern us, for example if a share is held on any kind of trust.

14.2	The only exception to Article 14.1 is for any right:
(a)	which is expressly given by these Articles; or

(b)	which we have a legal duty to recognise.
Uncertificated shares
15	Uncertificated shares

15.1	We can issue shares, and other securities, which do not have certificates. We can also allow existing shares, and other securities, to be held without certificates. Evidence of ownership of these shares and securities does not involve a certificate. We can also allow any shares, or other securities, to be transferred without using a transfer form. All this applies so far as the law allows.

15.2	These shares and other securities can, for example, be transferred by using a relevant system, as defined in the CREST Regulations. Shares transferred in this way are called uncertificated shares.

15.3	Immediately before any shares become uncertificated shares, the Articles will only apply to those shares so far as they are consistent with:
(a)	holding those shares as uncertificated shares;

(b)	transferring ownership of those shares by using a relevant system; and

(c)	any of the provisions of the CREST Regulations.
15.4	The Directors can also lay down regulations which:
(a)	govern the issue, holding and transfer, and where appropriate, the mechanics of conversion and redemption, of these shares and securities;

(b)	govern the mechanics for payments involving a relevant system; and

(c)	make any other provisions which they consider are necessary to ensure that these Articles are consistent with the CREST Regulations, and with any rules or guidance of an operator of a relevant system.
These regulations will, if they say so, apply instead of the other provisions in the Articles relating to certificates, and the transfer, conversion and redemption of shares and other securities, and any other provisions which are not consistent with the CREST Regulations. If the Directors do make any regulations under this Article 15.4, Article 15.3 will still apply to the Articles, read with those regulations.
Share certificates
16	Certificates

16.1	Except as otherwise provided in these Articles, when a shareholder is first registered as the holder of any class of shares in certificated form, they are entitled, free of charge, to a separate share certificate for each class of shares they hold in certificated form.

16.2	We must also satisfy any requirements of the CREST Regulations when issuing share certificates. Where the law allows, we do not need to issue share certificates.

16.3	If a shareholder receives more shares in certificated form of any class, they are entitled, without charge, to another certificate for the extra shares.

16.4	If a shareholder transfers part of their shares covered by a certificate, they are entitled, free of charge, to a new certificate for the balance if the balance is also held in certificated form. We will cancel the old certificate.

16.5	We do not have to issue more than one certificate for any share in certificated form, even if that share is held jointly.

16.6	When we deliver a certificate to one joint shareholder holding shares in certificated form, we treat this as delivery to all of the joint shareholders.

16.7	We can deliver a certificate to a broker or agent who is acting for a person who is buying the shares in certificated form, or who is having the shares transferred to them in certificated form.

16.8	The Directors can decide how share certificates are made effective. For example, they can be:
(a)	signed by one or more Directors;

(b)	sealed with the Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory); or

(c)	printed, in any way, with a copy of the Seal or with a copy of the signature of one or more Directors. The copy can be made or produced mechanically, electronically or in any other way the Directors approve as long as it complies with the law.
16.9	A share certificate must state the number and class of shares to which it relates, their nominal value and the amount paid up on those shares. It cannot be for shares of more than one class.

16.10	The time limit for us to provide a share certificate in certificated form is:

(a)	one month after the allotment of a new share (or any longer period provided by its terms of issue); or

(b)	five business days after a transfer of shares is presented for registration.
16.11	Share certificates will also be prepared and sent earlier where the UK Listing Authority requires it.

17	Replacement share certificates

17.1	If a shareholder has two or more share certificates for shares of the same class which are in certificated form, they can return the certificates to us, ask us to cancel these and replace them with a single new certificate. We must comply with this request, without making a charge.

17.2	A shareholder can ask us to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. We can comply with this request and the Directors can ask the shareholder to pay a reasonable sum to us for doing so.

17.3	A shareholder can ask us for a new certificate if the original is:
(a)	damaged or defaced; or

(b)	said to be lost, stolen, or destroyed.
17.4	If a certificate has been damaged or defaced, we can ask for the certificate to be returned to us before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, we can ask for satisfactory evidence, and an indemnity, before issuing a replacement.

17.5	The Directors can require the shareholder to pay our exceptional out-of-pocket expenses for issuing any share certificates under Article 17.3.

17.6	Any one joint shareholder can request replacement certificates under this Article 17 and we can treat an application for a replacement certificate made by one joint shareholder as being made on behalf of all the shareholders concerned.
Changing share rights
18	Changing the special rights of shares

18.1	Whenever our share capital is split into different classes of share, any special rights attached to any of these classes can be varied or cancelled:
(a)	in such a way as provided by those rights; or

(b)	if approved by an extraordinary resolution;
as long as:
(c)	the law allows this; and

(d)	the Articles or rights attached to any class of share do not say otherwise.
The extraordinary resolution must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting (the provisions governing a class meeting are set out in Article 36). Alternatively, the holders of at least three-quarters of the existing shares of the class (by nominal value) can give their consent in writing.

18.2	The special rights of a class of shares can be varied or cancelled:
(a)	while we are a going concern;

(b)	while we are being wound up; or

(c)	if we are considering being wound up.
18.3	This Article 18 also applies to the variation or cancellation of special rights of shares forming part of a class. Each part of the class which is being treated differently is viewed as a separate class under this Article 18.

19	More about the special rights of shares

19.1	The special rights of existing shares are not regarded as varied, breached or cancelled if:
(a)	new shares are created, or issued, which rank equally with or subsequent to any other existing shares in sharing in our profits or assets; or

(b)	we redeem or buy back our own shares.
But this does not apply if the terms of the existing shares expressly say otherwise.
Transferring shares
20	Transfer forms

20.1	Unless the Articles or terms of issue of any shares say otherwise, any shareholder can transfer some or all of their shares to another person. Every transfer of shares in certificated form must be in writing, and either in the usual standard form, or in any other form approved by the Directors.

20.2	Transfers of uncertificated shares are to be carried out using a relevant system and must comply with the CREST Regulations.

21	Transferring shares in certificated form

21.1	The transfer form for shares in certificated form must be delivered to the office where the Register is kept (or any other place the Directors may decide). The transfer form must have with it:
(a)	the share certificate for the shares to be transferred; and

(b)	any other evidence which the Directors ask for to prove that the person wanting to make the transfer is entitled to do so.
21.2	A share transfer form must be signed, or made effective in some other way, by the person making the transfer. They do not need to use a seal to make the transfer effective.

21.3	The person making a transfer will be treated as continuing to be the shareholder until the name of the person the share is being transferred to is put on the Register for that share.

21.4	If we register a transfer, or if the Directors have any grounds for suspecting fraud, we can keep the transfer form. Otherwise, if the Directors refuse to register a transfer, the transfer form will be returned, when notice of refusal is given, to the person lodging it.

21.5	A transfer form cannot be used to transfer more than one class of shares. Each class of shares needs a separate form.

21.6	We do not charge a fee for transferring shares or registering changes relating to the ownership of shares.

21.7	Transfers cannot be in favour of more than four joint holders.

21.8	A transfer form must be properly stamped (for payment of stamp duty) where this is required.

22	Refusing to register certain transfers

22.1	The Directors can refuse to register a transfer of any shares:
(a)	if the relevant conditions in Article 21 are not satisfied;

(b)	if the transfer is in favour of a minor, a bankrupt, or a person of unsound mind; or

(c)	where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under section 212 of the Companies Act (see Article 55).
22.2	The Directors do not have to give any reasons for refusing to register a transfer of any shares, but if any of those shares are admitted to the official list maintained by the UK Listing Authority, the Directors cannot refuse to register a transfer if this would stop dealings in the shares from taking place on an open and proper basis.

22.3	If the Directors decide not to register a transfer of a share, they must notify the person the shares were to be transferred to, in line with Article 21.4. They must do this no later than two months after we receive the transfer form (in the case of a share in certificated form) or the instruction from the operator of the relevant system (in the case of a share in uncertificated form).

23	Closing the Register

23.1	The Directors can decide to suspend the registration of transfers by closing the Register. This can be for part of a day, a day, or more than a day. Suspension periods can vary between different classes of shares. But the Register cannot be closed for more than 30 days a year. In the case of shares in uncertificated form, the Register must not be closed without the consent of the operator of a relevant system.

24	Overseas branch registers

24.1	We can use all legal powers to keep an overseas branch register. The Directors can make and change any regulations relating to this register, as long as the law allows this.

25	More provisions on uncertificated shares

25.1	Subject to the law and the CREST Regulations, and apart from any class of share which is wholly in uncertificated form, the Directors can decide that any class of shares can be held in uncertificated form and that title to such shares can be transferred by means of a relevant system, or that shares of any class should stop being held and transferred as such.

25.2	The provisions of these Articles do not apply to shares of any class which are in uncertificated form if these Articles are inconsistent with:
(a)	holding shares of that class in uncertificated form;

(b)	transferring title to shares of that class by means of a relevant system; or

(c)	any provision of the CREST Regulations.
People automatically entitled to shares by law
26	If a shareholder dies

26.1	If a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), their legal personal representatives will be the only people who we will recognise as being entitled to their shares.

26.2	If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who we will recognise as being entitled to their shares.

26.3	But this Article does not discharge the estate of any shareholder from any liability.

27	Registering personal representatives

27.1	A person who becomes automatically entitled to a share by law can either be registered as the shareholder, or can select some other person to have the share transferred to. The person who is automatically entitled by law must provide any evidence of his entitlement the Directors require.

28	A person who wants to be registered must give notice

28.1	If a person who is automatically entitled to shares by law wants to be registered as a shareholder, and subject (where relevant) to the system’s rules, they must deliver or send a notice to us saying that they have made this decision. They must sign this notice, and it must be in the form, and accompanied by any other documents, which the Directors require. This notice will be treated as a transfer form. All of the provisions of these Articles about registering transfers of shares apply to it except that the shares will only be treated as being presented for registration under Article 16.10 when we receive the notice in the form, and accompanied by any other documents, required by the Directors. The Directors have the same power to refuse to register the automatically-entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

29	Transfers by a person who is automatically entitled to a share by law
29.1	If a person who is automatically entitled to a share by law wants the share to be transferred to another person, they must do the following:
(a)	for a share in certificated form, sign a transfer form to the person they have selected; and

(b)	for a share in uncertificated form, transfer the share using a relevant system.

29.2	The Directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

30	The rights of people automatically entitled to shares by law

30.1	A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though they are not registered as the holder of that share. But the Directors can withhold the dividend and other money until a person has been properly registered as the shareholder as laid down in the Articles. They can also withhold the dividend if the person who was previously entitled to the share could have had their dividend withheld.

30.2	Unless and until they are registered as the shareholder, the person automatically entitled to a share by law is not entitled to:
(a)	receive notices of meetings;

(b)	attend or vote at meetings; or

(c)	(subject to Article 30.1) any of the other rights and benefits of being a shareholder.
Shareholders who cannot be traced
31	Shareholders who cannot be traced

31.1	We can sell any shares at the best price we can reasonably obtain if:
(a)	during the period of 12 years before the earliest of the advertisements referred to in Article 31.1 (b), at least three dividends have been payable on those shares and none has been claimed, and no payments sent by us in line with these Articles has been cashed;

(b)	after this 12-year period, we announce that we intend to sell the shares by placing an advertisement in a national newspaper; and

(c)	during this 12-year period, and for three months after the last advertisement appears, we do not hear from the shareholder or any person who is automatically entitled to the shares by law.
31.2	To sell any shares in this way, we can appoint any person to transfer the shares. This transfer will be just as effective as if it had been signed or made effective in some other way by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person the shares are transferred to will not be affected, even if the sale is irregular or invalid in any way. Nor does the new shareholder need to take any steps to see how any money they may be paying for the shares is used.

31.3	The net sale proceeds belong to us until claimed under this Article 31, but we must pay these to the shareholder who could not be traced before we sold the shares, or to the person who is automatically entitled to their shares by law, if that shareholder, or that other person, asks for it.

31.4	We must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in our accounts. The money is not held on trust, and we do not have to pay interest on the money. We can keep any money which we have earned on the net sale proceeds. We can use the money for our business, or we can invest the money in any way that the Directors decide. But the money cannot be invested in our shares, or in the shares of any of our holding companies.

31.5	In the case of uncertificated shares held by shareholders who cannot be traced, restrictions under the CREST Regulations will apply.
General Meetings
32	The Annual General Meeting

32.1	Unless the law says otherwise, we will hold an Annual General Meeting each year in addition to any other General Meetings which we hold in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The Directors will decide when and where to hold the Annual General Meeting.

33	Extraordinary General Meetings

33.1	If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting.

34	Calling an Extraordinary General Meeting

34.1	The Directors can decide to call an Extraordinary General Meeting at any time. By law, Extraordinary General Meetings must be called promptly in response to a requisition by shareholders.

35	Notice of General Meetings

35.1	Subject to Article 35.2, we must give at least 21 clear days’ notice in writing (or, where the law permits, by electronic communication) for every Annual General Meeting and for any other meeting where it is proposed to pass a special resolution or to pass some other resolution for which we have received special notice under the Companies Act. For every other General Meeting, other than a General Meeting convened in line with Article 35.2, we must give at least 14 clear days’ notice in writing.

35.2	We can convene a General Meeting by shorter notice than that specified in Article 35.1, and it will be considered to be properly convened, if:
(a)	in the case of an Annual General Meeting, all shareholders, entitled to attend and vote, agree; or

(b)	in the case of any other General Meeting, a majority of the shareholders entitled to attend and vote, and who together hold not less than 95 per cent in nominal value of the shares giving that right, agree.
35.3	Any notice of General Meeting must:
(a)	say where the meeting is to be held;

(b)	give the date and time of the meeting;

(c)	give the general nature of the business of the meeting;

(d)	say if any resolution will be proposed as a special resolution or extraordinary resolution;

(e)	say that a shareholder who can attend and vote can appoint one or more proxies (who need not be shareholders) to vote for him on a poll;

(f)	state the address where appointments of proxy are to be delivered; and

(g)	state whether the meeting is an Annual or Extraordinary General Meeting.
35.4	We must send notices of meetings to the shareholders, except in cases where the Articles or the rights attached to shares state that the holders are not entitled to receive them from us. We must also give notice to the Auditors and Directors. The day we serve the notice, or it is treated as served, and the day of the meeting do not count towards the period of notice.

35.5	In relation to any class of shares, we can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive such a notice. We will choose that day and it will fall not more than 21 days before we send the notice.

35.6	If we cannot effectively call a General Meeting by sending notices through the post, because the postal service is suspended or restricted in the United Kingdom, the Directors can call the meeting by publishing a notice in at least one United Kingdom national newspaper. Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it on the day when the advertisement appears. We can still serve notice by electronic communication and, if it becomes possible to use the postal service again more than seven days before the meeting, we must send confirmation of the notice through the post to shareholders who did not receive notice by electronic communication.

35.7	Unless the Companies Act does not require it, when we receive a requisition in writing from the number of shareholders specified in the Companies Act and in line with Articles 35.8 and 35.9, we must send to shareholders:
(a)	entitled to receive notice of the next Annual General Meeting, notice of any resolution which can properly be proposed and is intended to be proposed at that meeting; and

(b)	entitled to receive notice of any General Meeting, a statement of not more than one thousand words about the matter referred to in any proposed resolution or the business to be dealt with at that meeting.
We will give notice of any resolution and circulate any appropriate statement, to our shareholders who are entitled to have notice of the General Meeting sent to them.

35.8	If we receive the requisition three months before the next Annual General Meeting, and if the statement is in a form acceptable to the Directors, we will send out notices and statements without cost to the shareholders requisitioning the meeting. Otherwise, we will ask the requisitionists to deposit or pay a reasonable sum to meet our expenses to circulate the requisition.

35.9	The shareholders should notify us of any requisition in writing in line with Article 118.6.

35.10	No proceedings at any General Meeting will be invalidated if we accidentally fail to give notice of the meeting or to send an instrument of proxy to any shareholder.

36	Class meetings

36.1	All the Articles relating to General Meetings or meetings apply, with any necessary changes, to a class meeting, but with the following adjustments.
(a)	At least two people who hold (or who act as proxies for) at least one-third of the total nominal value of the existing shares of the class are a quorum. However, if this quorum is not present at an adjourned class meeting, one person who holds shares of the class, or his proxy, is a quorum.

(b)	On a poll, the holders of shares will have one vote for every share of the class they hold.
This is subject to any special rights or restrictions which are attached to any class of shares by the Articles, or when rights are attached to shares in some other way under the Articles.

37	Moving a General Meeting at short notice

37.1	If the Directors consider that it is impractical, undesirable or unreasonable, to hold a General Meeting at the place, time or on the date stated in the notice calling the meeting, they can change any or all of these things. If the Directors do this, an announcement of the date, time and place of the rearranged meeting will, if practical, be published in at least one United Kingdom national newspaper. Notice of the business of the meeting does not need to be given again. The Directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered, in the way required by Article 57, until 48 hours before the rearranged meeting. The Directors can also move or postpone the rearranged meeting, or both, under this Article 37.
Proceedings at General Meetings
38	The chairman of a General Meeting

38.1	The chairman of the Board will be the chairman at every General Meeting, if they are willing and able to take the chair. If the chairman notifies the Directors that they will not attend the General Meeting then the Directors shall, in advance of the General Meeting, appoint a Director to chair the meeting.

38.2	Subject to Article 38.1, if we do not have a chairman, or if the chairman is not willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the Directors who are present will choose one of themselves to act as chairman. If there is only one Director present, they will be chairman, if they agree.

38.3	If there is no Director willing and able to be chairman, or if no Director is present within 15 minutes of the time fixed for the meeting, then the shareholders who are personally present at the meeting and entitled to vote will decide which one of them is to be chairman.

38.4	Any resolution (including any amending resolution) proposed by the chairman of the meeting does not need to be seconded.

38.5	To avoid any doubt, nothing in the Articles restricts or excludes any of the powers or rights of a chairman of a meeting which are given by the general law.

39	Security and other arrangements at General Meetings

39.1	The chairman of a meeting can take any action they consider appropriate for:
(a)	the safety of people attending a General Meeting (including searching anyone attending or any other precautions);

(b)	proper and orderly conduct at a General Meeting; or

(c)	the meeting to reflect the wishes of the majority.
39.2	The chairman of the meeting can refuse entry to anyone attending a General Meeting who refuses a security search or will not otherwise comply with any security arrangements or restrictions.

39.3	If anyone has gained entry to a General Meeting and refuses to comply with any security arrangements or restrictions, or disrupts the proper and orderly conduct of the General Meeting, the chairman can at any time, without the consent of the General Meeting, order this person to leave or be removed from the General Meeting.

39.4	The chairman of the meeting can invite any person to attend and speak at the General Meeting who they consider has the knowledge or experience of our business to assist in the deliberations of the meeting.

39.5	The chairman’s decision on points of order, matters of procedure or matters arising incidentally out of the business of a General Meeting will be final, as will their decision, acting in good faith, on whether a point or matter is of this nature.

40	Overflow meeting rooms

40.1	The Directors can arrange for any people who cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room will have appropriate links with the main room as required by the law and will enable audio-visual communication between the meeting rooms throughout the meeting. We will give details of any arrangements under this Article 40 in the notice of the meeting, but if we fail to do this, it will not invalidate the meeting. The Directors can decide how to divide people between the main room and an overflow room. If an overflow room is used, the meeting will be treated as being held, and taking place, in the main room and the meeting will consist of all people who are attending in both the main room and the overflow room.

41	The quorum needed for General Meetings

41.1	Before a General Meeting starts to do business, there must be a quorum present. If there is not, the meeting cannot carry out any business other than appointing a chairman. Unless the Articles say otherwise, a quorum for all purposes is two people who are entitled to vote.

42	The procedure if there is no quorum

42.1	This Article applies if a quorum is not present within five minutes of the time fixed for a General Meeting to start or within any longer period of up to one hour which the chairman can decide on or, if during a meeting, a quorum is no longer present.

42.2	If the meeting was called by shareholders, it is dissolved. Any other meeting is adjourned to another day, time and place stated in the notice of meeting. If the notice does not contain these details, the meeting is adjourned to a day, time and place decided by the chairman, not less than 10 days and not more than 28 days later.

42.3	We will give at least seven clear days’ notice of any adjourned meeting where the meeting was adjourned due to not being quorate, and the notice will specify that if two shareholders are present (whatever the number of shares held by them) they will be a quorum.

42.4	If at the adjourned meeting a quorum (two shareholders) is not present within five minutes of the time fixed for it, the meeting is dissolved.

43	Adjourning General Meetings

43.1	The chairman of a General Meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if the chairman considers that:
(a)	there is not enough room for the number of shareholders who want to attend the meeting;

(b)	the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

(c)	an adjournment is necessary for any other reason so that the business of the meeting can be properly carried out.
The chairman does not need the consent of the meeting to adjourn it for any of these reasons. This includes an indefinite adjournment. The adjournment will be to another time, which can be later on the same day or on a new date, and can be to another place. The chairman will decide on these matters.

43.2	The chairman of a General Meeting can also adjourn a meeting which has a quorum present, if this is agreed by the meeting. This can be to a time, date and place proposed by the chairman. It includes an indefinite adjournment. The chairman must adjourn the meeting if the meeting directs the chairman to. In these circumstances the meeting will decide how long the adjournment will be, and where it will adjourn to. If a meeting is adjourned indefinitely, the Directors will subsequently fix the time, date and place of the adjourned meeting.

43.3	General Meetings can be adjourned more than once. But if a meeting at which a quorum is present is adjourned for more than 30 days, or indefinitely, we must give at least seven clear days’ notice for the adjourned meeting in the same way as was required for the original meeting. If a meeting is adjourned for less than 30 days, we do not need to give notice about the adjourned meeting, or about the business to be considered there. Sufficient notice is given if we publish an advertisement in at least one national daily newspaper in the United Kingdom seven clear days before the adjourned meeting.

43.4	An adjourned General Meeting can only deal with business that could have been dealt with at the original meeting before it was adjourned.

44	Amending resolutions

44.1	In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment to that resolution (other than an amendment to correct an obvious error) can be considered or voted on.

44.2	In the case of a resolution duly proposed as an ordinary resolution, no amendment to that resolution (other than an amendment to correct an obvious error) can be considered or voted on unless:
(a)	notice of the terms of the amendment and of the intention to move the amendment have been:
(i)	lodged in writing at the registered office; or

(ii)	received by electronic communication at the address specified for receiving electronic communications in an electronic communication containing the notice of meeting;
at least two clear business days before the time appointed for holding the meeting or adjourned meeting at which the resolution is to be proposed; and

(b)	the chairman of the meeting decides in good faith that it can be considered and voted on.
44.3	If the chairman, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

45	Proxies and Directors speaking at General Meetings

45.1	A proxy can speak at a General Meeting with the permission of the chairman of the meeting but in any event can speak to demand a poll.

45.2	A Director who is not a shareholder can still attend and speak at a meeting.
Voting procedures
46	All votes decided on a poll

46.1	Substantive Resolutions at a General Meeting will be decided on a poll (whether or not one is demanded) and any Procedural Resolution shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded.

46.2	A poll can be demanded by:
(a)	the chairman of the meeting;

(b)	at least five shareholders at the meeting who are entitled to vote (including proxies of shareholders entitled to vote);

(c)	one or more shareholders at the meeting who are entitled to vote and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the meeting (including proxies for shareholders entitled to vote); or

(d)	one or more shareholders who have shares which allow them to vote at the meeting (including proxies of shareholders entitled to vote), where the total amount which has been paid up on these shares is at least 10 per cent of the total sum paid up on all shares which give the right to vote at the meeting.
46.3	A proxy form gives the proxy the authority to demand a poll, or to join others in demanding one. A demand for a poll made by a proxy for a shareholder is treated in the same way as a demand by the shareholder himself.

46.4	A demand for a poll can be withdrawn before the earlier of the time at which the poll is taken and the close of the meeting if the chairman agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chairman of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand. If a demand is withdrawn, any other shareholder entitled to demand a poll may do so.

47	How a poll is taken

47.1	If a poll is taken or demanded in line with the Articles, the chairman of the General Meeting decides where, when and how the poll will be carried out. The result is treated as the decision of the meeting where the poll was taken or demanded, even if the poll is carried out after the meeting.

47.2	The chairman can:
(a)	decide that a ballot, voting papers, tickets or electronic means, or any such combination, will be used;

(b)	appoint scrutineers (who need not be shareholders);

(c)	adjourn the meeting to a day, time and place which they decide on for the result of the poll to be declared; or

(d)	decide a time and place where the result of the poll will be declared.
47.3	On a poll, a shareholder can vote either personally or by his proxy. A shareholder can appoint more than one proxy to attend on the same occasion. If a shareholder votes on a poll, they do not have to use all their votes or cast all their votes in the same way. Unless their appointment provides otherwise, and subject to the Articles, a proxy can vote or not at their discretion on any matter at the meeting.

47.4	A demand for a poll on a Procedural Resolution does not stop a meeting from continuing and dealing with other matters. If a demand for a poll has been withdrawn, the chairman may give such directions as the chairman considers necessary to ensure that the business of the meeting proceeds as if the demand had not been made.

48	Timing of a poll

48.1	A poll can either be taken immediately at the meeting or within 30 days and at a place decided on by the chairman. No notice is required for a poll which is not taken immediately if the time and place it is to be taken are announced at the General Meeting. If the time and place the poll is to be taken are not announced at the meeting, we must give seven clear days’ notice of the time and place the poll is to be taken.

49	The chairman’s casting vote

49.1	If the votes are equal, either on a poll or a show of hands, the chairman of the General Meeting is entitled to a further, casting vote. This is in addition to any other votes which the chairman may have as a shareholder or as a proxy.

50	The effect of a declaration by the chairman

50.1	Any declaration by the chairman on a point of order is conclusive. In addition, a corresponding entry in the minute book is conclusive proof of the following declarations by the chairman of the General Meeting:
(a)	a resolution has been carried;

(b)	a resolution has been carried unanimously;

(c)	a resolution has been carried by a particular majority;

(d)	a resolution has not been carried by a particular majority;

(e)	a resolution has been lost; or

(f)	a resolution has been lost by a particular majority.
There is no need to prove the validity, number or proportion of votes recorded for or against a resolution.
Voting rights
51	The votes of shareholders

51.1	Subject to Articles 9.2 and 51.2, when a shareholder is entitled to attend a General Meeting and vote, a shareholder has only one vote on a show of hands. A proxy cannot vote on a show of hands. On a poll, a shareholder, a duly-appointed proxy or a company representative who is entitled to be present and to vote has one vote for every share which they hold. This is subject to any special rights or restrictions which are given to any class of shares by, or in line with, the Articles.

51.2	To decide who can attend or vote at a General Meeting and how many votes can be cast, the notice of the meeting can give a time by which people must be entered on the Register in order to be entitled to attend or vote at the meeting. This time must be 48 hours or less before the time fixed for the meeting.

52	Shareholders who owe us money

52.1	Unless the Articles say otherwise, shareholders who have not paid us all sums relating to their shares which are due at the time of the meeting cannot attend or vote at General Meetings or exercise any other right conferred by being a shareholder in relation to General Meetings. This applies both to attending a meeting personally and to attending by proxy or company representative.

53	Votes of shareholders who are of unsound mind

53.1	This Article 53 applies where:
(a)	a shareholder is of unsound mind; and

(b)	a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining a shareholder or appointing a person to manage their property or affairs.
53.2	The person or people appointed to act for the shareholder can vote for the shareholder and exercise other rights at General Meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. However, this Article 53 only applies if they deliver any evidence which the Directors may require of their authority to do these things to the office where the Register is kept (or at any other place which can be specified in line with these Articles) at least 48 hours before the relevant meeting (or adjourned meeting).

54	The votes of joint holders

54.1	Where a share is held by joint shareholders any one joint shareholder can vote at a General Meeting (either personally or by proxy). If more than one of the joint shareholders votes (either personally or by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the Register for the share.
Restrictions on shareholder voting
55	Suspending shareholder rights on non-disclosure of interest

55.1	If any shareholder, or any person appearing to be interested in shares held by the shareholder, has been properly served with a notice under Section 212 of the Companies Act which requires information about interests in shares, and has not supplied us with the information required within 14 days of the date of the notice, then (unless the Directors decide otherwise) this Article 55 will apply. Until they provide the information, the shareholder will not be entitled to attend or vote personally or by proxy or by a company representative at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings as holder of:
(a)	the shares covered by the notice (called default shares);

(b)	any further shares which are issued in respect of default shares; and

(c)	any other shares held by the shareholder holding the default shares.
55.2	Any person who acquires shares subject to the restrictions under Article 55.1 is limited by the same restrictions, unless:
(a)	the transfer was an approved transfer (see Article 59.9); or

(b)	the transfer was by a shareholder who has supplied the information required by the notice under Article 55.1.
55.3	Where the default shares represent 0.25 per cent or more of the existing shares of a class the Directors can, by a notice (a Section 212 Notice) to the shareholder, direct that:

(a)	we retain any dividend or part of a dividend or other money which would otherwise be payable on the default shares (without any liability to pay interest when such money is finally paid to the shareholder) and the shareholder will not be entitled to elect to receive shares instead of a dividend; and

(b)	subject to Article 55.4, no transfer of any of the shares held by the shareholder will be registered unless:
(i)	the transfer is an approved transfer (see Article 55.9); or

(ii)	the shareholder has supplied the information required and the transfer is of part only of their holding; and

(iii)	when presented for registration, the transfer is accompanied by a certificate. This certificate must be in a form satisfactory to the Directors and state that, after due and careful enquiry, the shareholder is satisfied that none of the shares included in the transfer are default shares.
55.4	Any Section 212 Notice can treat shares of a shareholder in certificated and uncertificated form as separate shareholdings and either apply only to shares in certificated form or to shares in uncertificated form or apply differently to shares in certificated and uncertificated form. In the case of shares in uncertificated form, the Directors can only use their discretion to prevent a transfer if this is allowed by the CREST Regulations.

55.5	We must send a copy of the Section 212 Notice to every person who appears to be interested in the shares covered by the notice, but if we fail to do so, this does not invalidate the notice.

55.6	The effect stated in a Section 212 Notice continues until the information required has been supplied. It ceases to apply when the Directors decide (which they must do within one week of the default being resolved). We must give the shareholder written notice of the Directors’ decision.

55.7	A Section 212 Notice also ceases to apply to any shares which are transferred by a shareholder in a transfer which would be permitted under Article 55.3 even where a Section 212 Notice restricts transfers.

55.8	For the purposes of this Article 55, a person is treated as appearing to be interested in any shares if the shareholder holding the shares has been served with a notice under Section 212 of the Companies Act and:
(a)	the shareholder has named the person as being interested; or

(b)	(after taking into account the response of the shareholder to the notice and any other relevant information) we know or have reasonable cause to believe that the person in question is or may be interested in the shares.
55.9	For the purposes of this Article 55, a transfer of shares is an approved transfer if:
(a)	it is a transfer of shares to a person offering to buy them or under an acceptance of a take-over offer (as defined in Section 428 of the Companies Act); or

(b)	the Directors are satisfied that the transfer is made following a sale in good faith of the whole of the beneficial ownership of the shares to a party unconnected with the shareholder or with any person appearing to be interested in the shares. This includes a sale made through the London Stock Exchange or any other stock exchange on which the shares are normally traded. For this purpose any associate (as that term is defined in Section 435 of the Insolvency Act 1986) is included among the people who are connected with the shareholder or any person appearing to be interested in the shares.
55.10	For the purposes of this Article 55, ‘interested’ has the same meaning as in Section 212 of the Companies Act.

55.11	For the purposes of this Article 55, reference to a person having failed to give us the information required by a Section 212 Notice, or being in default of supplying such information, includes:
(a)	their failure or refusal to give all or any part of it;

(b)	giving information which they know to be materially false; or

(c)	having recklessly given information which is materially false.
55.12	This Article 55 does not restrict in any way the provisions of the Companies Act which apply to failures to comply with notices under Section 212 of the Companies Act.
Proxies
56	Completing proxy forms

56.1	A proxy form can be in any form which is commonly used, or in any other form, which the Directors approve.

56.2	A proxy form must be in writing. A proxy form given by an individual must be signed by the shareholder appointing the proxy, or by an agent who has been properly appointed in writing. If a proxy is appointed by a company, the form should be either sealed with the company’s seal or signed by an officer or an agent who is properly authorised to act for the company. Unless shown otherwise, the Directors are entitled to assume that where a proxy form appears to have been signed by an officer or agent of a company, the officer or agent was authorised to sign by the company, without requiring any further evidence. Signatures need not be witnessed.

56.3	Subject to the law, all notices convening General Meetings which are sent to shareholders entitled to vote at the General Meeting must be accompanied by a proxy form at our expense.

56.4	If we accidentally fail to send out a proxy form to a shareholder entitled to it (or they do not receive the proxy form) it will not invalidate any resolution passed or proceedings at the General Meeting to which the proxy form relates.

56.5	A shareholder can appoint more than one proxy to attend the same meeting. Depositing the proxy form does not prevent a shareholder from attending and voting at the meeting or at any adjournment of it.

56.6	A proxy need not be a shareholder.

56.7	Proxies are appointed for 12 months from the date the proxy form is signed and dated, but the appointment will remain valid after 12 months for the purposes of a poll or an adjourned meeting, if the poll was demanded or the adjournment moved at a meeting held within the 12-month period.

57	Delivering completed proxy forms

57.1	A completed proxy form must be delivered to the place stated in the notice of General Meeting, or in the proxy form, or, if no place is stated, to the office where the Register is kept, or, if the Directors decide to accept proxies by electronic mail or electronic communication, in the way that they specify. It must be delivered at least:
(a)	48 hours before a General Meeting or an adjourned meeting; or

(b)	48 hours before a poll is taken, if the poll is not taken on the same day as the General Meeting or adjourned meeting.
57.2	As far as the law permits, Directors can decide to accept proxies delivered by electronic mail or electronic communication (see Article 57.3), subject to any limitations, restrictions or conditions they decide to apply. We may choose not to apply Articles 57.1 and 57.2 in relation to a proxy form delivered in this way. If a proxy form is signed by an agent, the power of attorney or other authority granted to the agent to sign it, or a copy which has been certified, must be delivered with the proxy form, unless the power of attorney has already been registered with us.

57.3	In relation to any shares in uncertificated form, the Directors can permit a proxy to be appointed by means of an electronic communication in the form of an uncertificated proxy instruction. They can also permit any supplement to, or amendment or withdrawal of, any such instruction by a further uncertificated proxy instruction. The Directors can set out the method of determining when we should consider we received any such instruction. The Directors can treat any such instruction which appears or claims to be sent on behalf of the shareholder as sufficient evidence that the person sending the instruction is authorised to send it on behalf of that shareholder.

57.4	If Article 57 is not met, the proxy will not be able to act for the person who appointed them.

57.5	Where two or more proxy forms are delivered for use by the same shares, we will treat the one which has been delivered last (whenever it was signed) as replacing and revoking the others which have been delivered.

57.6	Unless the proxy form says otherwise, it will be valid at an adjourned General Meeting as well as for the original General Meeting it relates to.

57.7	Once a proxy form relating to more than one meeting (including any adjourned meeting) has been delivered, it does not need to be delivered for each following meeting it relates to.

57.8	A shareholder can attend and vote at a General Meeting even if they have appointed a proxy to attend and vote at that meeting. However, if they vote in person on a resolution, their appointment of a proxy will not be valid on that resolution.

58	Cancelling a proxy’s authority

58.1	Any vote cast in the way a proxy form authorises, or any demand for a poll made by a proxy, will be valid even though:
(a)	the person who appointed the proxy has died or is of unsound mind;

(b)	the proxy form has been withdrawn; or

(c)	the authority of the person who signed the proxy form for the shareholder has been withdrawn.
58.2	However, this does not apply if notice of the fact has been received at the office where the Register is kept (or at such other place at which the proxy was validly deposited) before:
(a)	the General Meeting or adjourned meeting starts; or

(b)	the time fixed to take a poll on a later day;
when the proxy form is used.

59	Representatives of companies

59.1	A company which is a shareholder can authorise any person to act as its representative at any General Meeting or any class meeting which it is entitled to attend. This person is called a company representative. The directors of that company must pass a resolution to appoint the company representative. If the governing body of that company is not a board of directors, the resolution can be passed by its governing body. A company representative can exercise all the powers on behalf of the company which the company could exercise if it were an individual shareholder present at the meeting in person. This includes the power to vote on a show of hands when the company representative is personally present at a meeting. A company representative can be counted in a quorum.

59.2	Any vote cast by a company representative and any demand by them for a poll is valid even if they are, for any reason, no longer authorised to represent the company. However, this does not apply if written notice of the fact that they are no longer authorised has been received at the office where the Register is kept (or at any other place specified by the Directors) before the deadline which applies to notice of cancellation of proxies under Article 58.

60	Challenging votes

60.1	Any objection to the right of any person to vote must be made at the General Meeting (or adjourned meeting) at which the vote is cast. This also applies to any objection about the counting of any vote or the failure to count any vote. If a vote is not disallowed at a meeting, it is valid for all purposes. Any objection must be raised with the chairman of the meeting and the chairman’s decision is final.
Directors
61	The number of Directors

61.1	There must be at least two Directors (other than alternate directors). But the shareholders can increase this minimum by passing an ordinary resolution. There is no maximum number of Directors.

62	Qualification to be a Director

62.1	A Director need not be a shareholder.

63	Directors’ fees

63.1	In line with this Article 63.1, each of the Directors, other than a Director acting in an executive capacity, will be paid a fee for their services. The Directors or a committee can decide on the amount, timing and way of paying Directors’ fees, but the total of the fees paid to all of the Directors (excluding amounts paid as special pay under Article 64, amounts paid as expenses under Article 65 and any payments under Article 66) must not exceed:
(a)	£1,500,000 a year; or

(b)	any higher sum decided on by an ordinary resolution at a General Meeting.
63.2	The fee will accrue from day to day and any Director holding office as a Director for only part of the period covered by the fee is only entitled to a pro-rata share for that part of the period.

64	Special pay

64.1	The Directors or any committee can award special pay to any Director who:
(a)	acts in an executive capacity;

(b)	serves on any committee;

(c)	performs any other services which the Directors consider to extend beyond the ordinary duties of a Director;

(d)	devotes special attention to the business of NG; or

(e)	goes or lives abroad on our behalf.
64.2	Special pay can take the form of salary, commission or other benefits, or can be paid in some other way (for example by issuing shares). This is decided on by the Directors or any committee and can be a fixed sum or percentage of profits or otherwise.

64.3	Special pay is additional to fees paid under Article 63.1.

65	Directors’ expenses

65.1	We can also repay a Director’s travelling, hotel and other expenses properly incurred:
(a)	to attend and return from shareholders’ meetings (including any class meetings);

(b)	to attend and return from Directors’ meetings;

(c)	to attend and return from meetings of committees; or

(d)	in other ways in connection with our business.
66	Directors’ pensions and other benefits

66.1	The Directors or any committee can decide whether to award:
(a)	pensions;

(b)	annual payments;

(c)	gratuities; or

(d)	other allowances or benefits;
to any people who are or were Directors, executive officers, officers, or employees of NG or of any subsidiary or former subsidiary of NG, or of any predecessor in business of NG and to any member of their family (including a husband or wife, or former husband or wife) or to any person who is or was dependent on them.

66.2	The Directors can decide to contribute (before as well as after they stop receiving a salary or occupy a position for which they receive any form of remuneration) to any scheme, trust or fund or to pay premiums to a third party for these purposes. The Directors can make such payments while the intended beneficiary is a Director of NG or of any of our subsidiaries. They can also make such payments if any intended beneficiary is related to, or depends on (or did depend on), a Director of NG or any of our subsidiaries.

66.3	The Directors or any committee can arrange for any of these matters to be done by us either alone or working with any other person.

66.4	No Director or former Director is accountable to us or our shareholders for a benefit of any kind given in line with this Article 66. Receiving a benefit of any kind given in line with this Article 66 does not prevent a person from being or becoming a Director.

67	Appointing Directors to various posts

67.1	The Board or any committee can appoint any Director as chairman, or as Chief Executive, or to act in any other executive capacity they decide on. So far as the law allows, they can decide on how long these appointments will be for, and on their terms. Subject to the terms of any of the Directors’ contracts with us, they can also vary or end their appointments.

67.2	A Director appointed as an executive Director can, in line with Article 64, be paid special pay (by salary, commission, profit sharing or otherwise) in any way the Directors or any committee may decide and either in addition to, or in place of, any fee they receive as a Director under Article 63.

67.3	A Director will automatically stop being chairman or Chief Executive or acting in any other executive capacity if they are no longer a Director. Other executive appointments will only stop if the contract or resolution appointing the Director to a post says so. If a Director’s appointment ends under this Article 67.3, this does not prejudice any claim for breach of contract against us which may otherwise apply.

67.4	The Directors can give a Director appointed to an executive post any of the powers which they jointly have as Directors. These powers can be given on terms and conditions decided on by the Directors either in parallel with, or in place of, the powers of the Directors acting jointly. The Directors can change the basis on which such powers are given or withdraw such powers from the executive.
Changing Directors
68	Age limits

68.1	Provisions of law which, read with these Articles, would restrict the appointment of a Director or require them to stop being a Director because they have reached the age of

70, or any other age, do not apply. This includes restrictions and requirements involving special formalities once an age limit is reached.

68.2	Where the Directors convene any General Meeting at which (to the knowledge of the Board) a Director will be proposed for appointment or reappointment and will have reached the age of 70 or more on the date of the General Meeting, the Board will give notice of the Director’s age in years in the notice convening the meeting, but if the Board accidentally fails to do so, it will not invalidate any proceedings, or any appointment or reappointment of that Director, at that meeting.

69	Retiring Directors

69.1	At an Annual General Meeting, any Director who was elected or last re-elected three or more calendar years before the current year will automatically retire from office.

70	Eligibility for re-election

70.1	A retiring Director is eligible for re-election.

71	Re-electing a Director who is retiring

71.1	A Director may be re-elected at the General Meeting at which they retire (as long as they are eligible for re-election and have not told us in writing that they do not want to be re-elected) if the shareholders pass an ordinary resolution to re-elect the Director.

71.2	A Director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint someone in his place. Where a retiring Director is re-elected the Director continues as a Director without a break.

72	Electing two or more Directors

A single resolution for electing two or more Directors is void unless putting the resolution in this form has been approved by an earlier resolution taken at the General Meeting, with no votes cast against.

73	People who can be Directors

73.1	Only the following people can be elected as Directors at a General Meeting:
(a)	a Director who is retiring at the meeting;

(b)	a person who is recommended by the Directors; or

(c)	a person who has been proposed by a shareholder (in line with Article 73.2) who is entitled to attend and vote at the General Meeting.
73.2	A shareholder proposing a Director in line with Article 73.1 and Article 118.6 must deliver to the registered office:
(a)	a signed letter stating that they intend to propose another person for election as Director; and

(b)	written confirmation from the person to be proposed that they are willing to be elected.

These must be delivered at least seven days before the General Meeting, but not more than 42 days before the meeting (this period includes the date on which the notice is given).
74	Filling vacancies and appointing extra Directors

74.1	The Directors can appoint any person as an extra Director or to fill a casual vacancy. Any Director appointed in this way must retire at the first Annual General Meeting after their appointment. At this Annual General Meeting they can be elected by the shareholders as a Director.

74.2	Subject to Article 73, at a General Meeting the shareholders can also pass an ordinary resolution to fill a casual vacancy or to appoint an extra Director.

74.3	Extra Directors can only be appointed under this Article up to the limit (if any) on the total number of Directors under the Articles (or any variation of the limit approved by the shareholders under the Articles).

75	Removing and appointing Directors by an ordinary resolution

75.1	The shareholders can pass an ordinary resolution to remove a Director, even though their time in office has not ended. This applies whatever else is said in the Articles, or in any agreement between us and the Director concerned. By law, we must be given a special notice of the ordinary resolution. But if a Director is removed in this way, it will not affect any claim for damages for breach of any contract of service they may have.

75.2	Subject to Article 73, the shareholders can pass an ordinary resolution to elect a person to replace a Director who has been removed in this way. If a Director is not appointed under this Article 75.2, the vacancy can be filled under Article 74.

76	When Directors are disqualified

76.1	Any Director automatically ceases to be a Director in any of the following circumstances.
(a)	If a bankruptcy order is made against them.

(b)	If they make any arrangement or composition with their creditors or apply for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under the Insolvency Act 1986.

(c)	If they become of unsound mind.

(d)	If they have missed Directors’ meetings for a continuous period of six months, without permission from the Directors, and the Directors pass a resolution stating that they have ceased to be a Director.

(e)	If they cease to be or are banned from being a Director by law.

(f)	If they:

(i)	give us a letter of resignation; or

(ii)	offer to resign and the Directors pass a resolution accepting the offer.

(g)	If all the other Directors pass a resolution, or sign a notice, requiring the Director to resign, they will no longer be a Director when the notice is served on them. But if a Director is removed in this way, this will not affect any claim for damages for breach of any contract of service which they may have with us.

(h)	If they hold any executive office and this appointment is ended or expires without being renewed within 14 days, and the Directors decide that they should leave their office.
76.2	When a Director stops being a Director for any reason, they will also automatically stop being a member of any committee. Their removal from office will be without prejudice to any claim which they or we might bring over any contract of service between them and us.
Directors’ meetings
77	Directors’ meetings

77.1	The Directors can decide when to have meetings and how they will be conducted, and on the quorum. They can also adjourn their meetings.

78	Who can call Directors’ meetings?

78.1	A meeting can be called by any Director. The Company Secretary must also call a meeting if a Director requests a meeting.

79	How Directors’ meetings are called

79.1	Meetings are called by serving a notice on all the Directors who are present in the United Kingdom. This notice can be given to a Director:
(a)	personally;

(b)	by word of mouth;

(c)	by notice in writing (sent to him at his last known address); or

(d)	by electronic mail (sent to their last known electronic address or other address given by them to us for this purpose).
79.2	Any Director can waive the right to receive notice of any meeting, including one which has already taken place.

80	Quorum

80.1	If no other quorum is fixed, two Directors are a quorum. Subject to these Articles, the law and the Memorandum, a meeting at which a quorum is present can exercise all the powers, authorities and discretions of the Directors.

80.2	A person who holds office only as an alternate director will, if the person who appointed them is not present, be counted in the quorum.

80.3	A Director who ceases to be a Director at a Directors’ meeting can continue to be present and act as a Director and be counted in the quorum until the end of that meeting if no other Director objects and a quorum would not otherwise be present.

81	The chairman of Directors’ meetings

81.1	If the chairman of the Board is at a meeting, they will chair it. If the chairman notifies the Directors that they will not attend the Directors’ meeting then the Directors shall, in the advance of the Directors’ meeting, appoint a Director to chair the meeting.

81.2	Subject to Article 81.1, if the chairman of the Board is not present, or if the chairman is not willing to act as chairman, within five minutes of the time when the meeting is due to start, the Directors who are present can choose which one of them will chair the meeting.

82	Voting at Directors’ meetings

82.1	Matters for decision which arise at a Directors’ meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote. Directors can act even if there are vacancies.

82.2	The remaining Directors can continue to act even if one or more of them stops being a Director. But if the number of Directors falls below the minimum which applies under Articles 61 and 80 (including any variation of this minimum which is approved by an ordinary resolution of shareholders), the remaining Director can only either:
(a)	appoint further Directors to make up the shortfall; or

(b)	call a General Meeting.
82.3	If no Directors are willing or able to act under this Article 82, any two shareholders can call a General Meeting to appoint extra Directors.

83	Directors’ meetings by video conference and phone

83.1	Any or all of the Directors, or members of a committee, can take part in a meeting of the Directors or of a committee by taking part in a video conference or by using a conference phone or similar equipment designed to allow everybody to take part in the Directors’ meeting.

83.2	Taking part in this way will be counted as being present at the Directors’ meeting. A Directors’ meeting which takes place by way of video conference, conference phone or similar equipment will be treated as taking place where most of the participants are. If there is no largest group, Directors’ meetings will be treated as taking place where the chairman is.

83.3	A Directors’ meeting held in the way described in Article 83.1 will be valid as long as a quorum is present in one single place, or in places connected by way of video conference, telephone conference or similar equipment.

84	Resolutions in writing

84.1	This Article 84 applies to a written resolution which is signed by all of the Directors who are entitled to receive notice of a Directors’ meeting or of a meeting of a committee. This kind of resolution is just as valid and effective as a resolution passed by those Directors at a meeting or committee meeting which is properly called and held.

84.2	The resolution can be passed using several copies of a document, if each document is signed by one or more Directors. These copies can be made using electronic communications. A resolution signed by an alternate director need not also be signed by the person who appointed them. Also, a resolution signed by the person who appointed an alternate director need not also be signed by the alternate director in that capacity.

84.3	A written resolution will be valid when it is signed by the last Director.

84.4	The resolution can be constituted by letter or (as long as it is in writing) by electronic communication or by any other way the Directors may approve.

85	The validity of Directors’ actions

85.1	Everything which is done by:
(a)	the Board;

(b)	a committee;

(c)	a Director;

(d)	a person acting as a Director; or

(e)	a member of a committee;
will be valid even though it is discovered later that any Director, or person acting as a Director, was not properly appointed.

85.2	Article 85.1 also applies if it is discovered later that anyone was disqualified from being a Director, or had stopped being a Director, or was not entitled to vote.

85.3	In any of the cases set out above, anything done in favour of anyone dealing with us in good faith will be as valid as if there was no defect or irregularity of the kind referred to in this Article 85.
Directors’ interests
86	Directors’ interests in transactions with us

86.1	If the law allows and they have disclosed the nature and extent of their interest to the Directors, a Director can:
(a)	have any kind of interest in any existing or proposed contract we have or which involves us;

(b)	have any kind of interest in any existing or proposed contract with or involving another company (including being a director, officer or employee of the company) in which we have some interest or in which we have any powers of appointment; and

(c)	do paid professional work for us (other than as our Auditor) either alone or through some firm they are associated with.
86.2	A Director does not have to hand over to us any benefit (whether through a salary, commission, profit sharing or otherwise) they receive as a result of anything allowed under Article 86.1, and no contract, transaction or arrangement of the type described above can be set aside because of any Director’s interest or benefit.

86.3	If the law allows, we can, by ordinary resolution, suspend or relax the provisions of this Article or ratify any contract not properly authorised because the terms of this Article have been broken.
86.4	If we hold or own shares in another company, the Directors can use votes attached to those shares, or if any of the Directors are directors of the other company, they can vote as directors of that other company as they think fit.
87	When Directors can vote on things they have an interest in
87.1	Unless the Articles say otherwise, a Director cannot cast a vote on any contract, arrangement or any other kind of proposal they have an interest in (indirect or direct), which they know is a material one. For this purpose, interests of a person who is connected with a Director under Section 346 of the Companies Act (such as a husband, wife or child) are added to the Director’s interests. Interests purely as a result of an interest in our shares, debentures or other securities are disregarded. In the case of an alternate director, an interest of the person who appointed them will be treated as an interest of the alternate director. This is in addition to any interest which the alternate director has in their own right. A Director may not be included in the quorum of a meeting where they are not allowed to vote on a resolution.
87.2	But, if the law allows this, a Director can vote, and be counted in the quorum, on any resolution about any of the following things, as long as the extent of their material interests is covered in the following list.
(a)	A resolution about giving them, or any other person, any security, guarantee or indemnity for any money which they, or that other person, have lent at our request or for our benefit or the benefit of any of our subsidiaries.

(b)	A resolution about giving them, or any other person, any security, guarantee or indemnity for any liability which they, or that other person, have incurred at our request or for our benefit or the benefit of any of our subsidiaries.

(c)	A resolution about giving any security, guarantee or indemnity to any other person for a debt or obligation which we or any of our subsidiaries owe to that other person, if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security.

(d)	A resolution about any proposal relating to an offer of any shares or debentures, or other securities, for subscription or purchase by us or any of our subsidiaries, if the Director takes part because they are a holder of shares, debentures or other securities, or if they take part in the underwriting or sub-underwriting of the offer.

(e)	A resolution about any proposal involving any other company in which the Director (together with any person connected with the Director under Section 346 of the Companies Act) has a direct or indirect interest of any kind (including an interest by holding any position in that company, or by being a shareholder of that company) as long as they know that they, and anyone connected with them, do not hold an interest (as defined for Sections 198 to 211 of the Companies Act) in one per cent or more of the issued share capital or the voting rights of the company.

(f)	Any arrangement for the benefit of our employees, or any of our subsidiaries, which only gives them benefits which are also given generally to the employees the arrangement relates to.

(g)	A resolution about any proposal relating to:
(i)	any insurance against liability which we can buy and renew for the benefit of Directors, or of a group of people which includes Directors;

(ii)	indemnities in favour of Directors;

(iii)	the funding of expenditure by one or more Directors on defending proceedings against them; or

(iv)	doing anything to enable such Director or Directors to avoid incurring such expenditure.
References to a contract in this Article include references to any proposed contract and to any transaction or arrangement, whether it constitutes a contract or not.
87.3	This Article 87 applies if the Directors are considering proposals about appointing two or more Directors to positions with us or any company we are interested in. It also applies if the Directors are considering setting or changing the terms of the appointment. These proposals can be split up to deal with each Director separately. If this is done, each Director can vote and be included in the quorum for each resolution, except the one concerning them. But they cannot vote if the resolution relates to appointing them to a company which we are interested in if they have an interest of one per cent or more in that company in the way described in Article 87.2.
87.4	If any question comes up at a meeting about whether a Director has a material interest or whether they can vote, and the Director does not agree to abstain from voting on the issue, the question will be referred to the chairman of the meeting or, if the Director concerned is the chairman, to the other Directors at the meeting. If the chairman is the Director in question, the question will be decided by a resolution of the Board (the chairman will be counted in the quorum but will not vote on the matter) and the resolution will be final unless the nature or extent of the chairman’s interest (so far as it is known to them) has not been fairly disclosed to the Board.
87.5	The chairman’s ruling about any other Director is final, unless the nature and extent of the Director’s interests have not been fairly disclosed to the Directors. The chairman will have a casting vote.
88	More about Directors’ interests
88.1	For the purpose of Articles 86 and 87:
(a)	a general notice given to the Directors that a Director has an interest of the kind stated in the notice in any contract, transaction or arrangement involving any company or person identified in the notice is treated as a standing disclosure that the Director has such interest;

(b)	an interest of a person who is connected with the Director under Section 346 of the Companies Act will be treated as an interest of the Director. An interest of the person who appointed an alternate director will be treated as an interest of the alternate director without prejudice to any other interest which the alternate director has; and

(c)	interests which are not known to the Director and which it is not reasonable to expect them to know about are ignored.
Minutes
89	Minutes
89.1	The Directors must make sure that minutes are made in the appropriate books:
(a)	recording the appointment of officers made by the Directors;

(b)	recording the proceedings of shareholder meetings and meetings of the Directors and committees; and

(c)	recording in each case the names of the Directors present.
89.2	Subject to the law, the minutes will be a sufficient record of the meeting if signed by the chairman.
Directors’ committees
90	Delegating powers to committees
90.1	The Directors can delegate any of their powers, or discretions, to committees of one or more Directors. This includes powers or discretions relating to Directors’ pay or giving benefits to Directors. If the Directors have delegated any power or discretion to a committee, any references in these Articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the Directors. These regulations can require or allow people who are not Directors to be co-opted onto the committee, and can give voting rights to co-opted members. But:
(a)	there must be more Directors on a committee than co-opted members; and

(b)	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were Directors.
90.2	Unless the Directors decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees. References in these Articles to committees include sub-committees permitted under this Article 90.
91	Committee procedure
91.1	If a committee includes two or more Directors, the Articles which regulate Directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under Article 90.1.

Directors’ powers
92	The power to appoint attorneys and agents
92.1	The Directors can appoint anyone (including the members of a group which changes over time) as our attorneys or agents by granting a power of attorney or by authorising them in some other way. The attorneys or agents can either be appointed directly by the Directors, or the Directors can give someone else the power to appoint attorneys or agents. The Directors can decide on the purposes, powers, authorities and discretions of attorneys or agents. But they cannot give an attorney or agent any power, authority or discretion which the Directors do not have under these Articles.
92.2	The Directors can decide how long a power of attorney or authority will last for, and they can attach any conditions to it. The power of attorney or authority can also include any provisions which the Directors decide on for the protection and convenience of anybody dealing with the attorney or agent. The power of attorney can also allow the attorney to grant any or all of their power, authority or discretion to any other person.
92.3	For the purposes of this Article 92 but subject to Article 92.1, an attorney can be appointed by two Directors, or a Director and the Company Secretary, and an agent can be appointed by a Director or the Company Secretary.
93	Local boards
93.1	The Directors can establish any local boards or agencies for managing any of our affairs, either in the United Kingdom or elsewhere.
93.2	The Directors can:
(a)	appoint members of these local boards, or any managers or agents;

(b)	fix their remuneration, and;

(c)	delegate to any local board, manager or agent any of the Directors’ powers, authorities and discretions, including the power to sub-delegate.
93.3	The Directors can authorise the members of any local boards to fill any vacancies and to act despite any vacancies.
93.4	Any appointments or delegations can be made under any terms that the Directors think fit. The Directors can remove any person appointed in this way, and end or vary any such delegation. No person dealing in good faith with the local board or agency will be affected if they have not received notice of any termination or variation of the appointment or delegation.
94	Using the title ‘Director’
94.1	A person who is employed by, or occupies an office with NG may be given a title which includes the word ‘Director’. This does not mean that the person is a Director of NG or that the person can act as a Director of NG or be deemed to be a Director of NG under these Articles.

95	Signatures on cheques

All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for money paid to us, can be signed, drawn, accepted, endorsed or made legally effective in any way the Directors decide by passing a resolution.

96	Borrowing powers

96.1	So far as the Companies Acts allow, the Directors can exercise all our powers to:
(a)	borrow money;

(b)	issue (subject to the provisions of the Companies Acts dealing with authority to allot debentures convertible into shares) debentures and other securities; and

(c)	give any form of:
(i)	guarantee; and

(ii)	security, either outright or as collateral and over all or any of our undertakings, property and assets;
for any or our debts, liabilities or obligations or those of any third party.
97	Borrowing restrictions

97.1	The Directors must:
(a)	limit our Borrowings; and

(b)	exercise all voting and other rights or powers of control we have over our subsidiary undertakings;
to make sure that the total amount of all Borrowings by the Group outstanding at any time (excluding any borrowings owed by one member of the Group to another) will not be more than four times the Adjusted Capital and Reserves.
This limitation on Borrowings will only affect subsidiary undertakings to the extent that the Directors can restrict the Borrowings of the subsidiary undertakings by exercising the rights or powers of control which we have over our subsidiary undertakings. We can consent in advance to exceeding the borrowing limit by passing an ordinary resolution at a General Meeting.
97.2	In this Article:
(a)	Group means NG its subsidiaries and subsidiary undertakings, other than those not consolidated in NG’s group accounts in line with Section 229 of the Companies Act;

(b)	Adjusted Capital and Reserves means the aggregate (combined total) of the share capital and reserves as shown in the latest audited consolidated balance sheet, prepared in line with UK GAAP of the Group. It includes:
(i)	the amount paid up on the issued share capital of NG;

(ii)	the amount credited to the capital and revenue reserves of the Group (including share premium account and capital redemption reserve), and any reserves arising on a revaluation of fixed assets and any credit balance on the profit and loss account;

(iii)	the amounts credited to the Group’s investment grant equalisation account, deferred regional development grants equalisation account or any other similar acquisition account; and

(iv)	the amounts the Group has set aside for the purpose of deferred tax or any other similar account,
(the ’Reserves’) but:
(v)	are adjusted as appropriate to take account of any variation to the paid-up share capital or reserves since the date of the latest audited consolidated balance sheet (see Article 97.2(d))and any variation in NG’s interests in its subsidiary undertakings;

(vi)	are adjusted as appropriate to take account of any distribution declared, recommended or made by any member of the Group (other than to another member of the Group) out of distributable profits up to and including the date of the latest audited consolidated accounts but not provided for in the relevant balance sheet;

(vii)	have the amount of any debit balance on the profit and loss account existing at the date of the relevant balance sheet deducted;

(viii)	have any amount added which has been deducted from the Reserves of the Group for goodwill arising on acquisitions of companies or businesses, which are part of the Group at the date of calculation but which have been written off against share capital and reserves; and

(ix)	have any other adjustments made that the Auditors consider appropriate after consulting the Board.
(c)	Borrowings means the aggregate amount (combined total) of all liabilities and obligations of the Group which, in line with the accounting bases and principles of the Group, are treated as borrowings in the latest audited consolidated balance sheet (see Article 97.2(d)) of the Group, adjusted as required to include the following.
(i)	The nominal amount of any issued share capital and the principal amount of any debentures or borrowed monies of any person where:
(aa)	the beneficial interest is not owned by a member of the Group;

(bb)	the payment or repayment of the beneficial interest is the subject of a guarantee or indemnity by a member of the Group; or

(cc)	the payment or repayment of the beneficial interest is secured on the assets of any member of the Group.
(ii)	The outstanding amount raised by any bank or other organisation that accepts acceptance credit on behalf of and in favour of any member of the Group, but not including acceptances of trade bills for purchasing goods or services in the ordinary course of business.

(iii)	The principal amount of any debenture (whether secured or unsecured) of a member of the Group, when the debenture is not owned by another member of the Group. This applies as long as:
(aa)	the amount raised by the issue of any debentures, loan, bonds, notes or other debt is less than the nominal or principal amount of such debt; and

(bb)	the amount to be treated as money borrowed for the purpose of this Article will be the nominal or principal amount of such money (together with any fixed or minimum premium payable on final redemption or repayment) but after deducting the unexpired portion of any discount applied to the amount in the audited balance sheet of the Group.
For the purpose of this Article 97.2(c)(iii):
(cc)	the amount raised by the issue of any debentures, loan, bonds, notes or other debt includes any fixed or minimum premium payable on final redemption or repayment but disregarding the expenses of any such issue; and

(dd)	the nominal or principal amount of the money borrowed should not be due and payable.
(iv)	The principal amount of any preference share capital of any subsidiary undertaking not owned by a member of the Group.

(v)	Any fixed or minimum premium payable on the repayment of any borrowing or deemed borrowing.

(vi)	The capital value of any financial lease required to be capitalised and treated as a liability in the audited balance sheet by any accounting standard.
Borrowings do not include the following.
(vii)	Money borrowed by a member of the Group to repay, within six months of being borrowed for this purpose:
(aa)	all or any part of their outstanding borrowings; or

(bb)	all or any part of the outstanding borrowings of any other member of the Group.
(viii)	Money borrowed by a member of the Group to finance any contract when that member of the Group, or any other member of the Group, is guaranteed or insured by:
(aa)	the Export Credits Guarantee Department; or

(bb)	any other governmental department or agency fulfilling a similar function;
to receive up to an amount equal to that part of the price under the contract.

(ix)	For 12 months from the date on which a company becomes a member of the Group, an amount equal to the money borrowed by that company, and which is outstanding at the date when it becomes a member. This applies as long as the money borrowed by the Group (including money otherwise excluded by the terms of this sub-paragraph) does not exceed an amount equal to five times the Adjusted Capital and Reserves.

(x)	An amount equal to the minority proportion of money borrowed by a part-owned subsidiary of the Group (after excluding any money owing through loans between members of the Group) except for the monies borrowed which are guaranteed by NG or any wholly-owned subsidiary of NG. For these purposes, the minority proportion is the proportion of the issued equity share capital of the partly-owned subsidiary which is not, for the time being, beneficially owned within the Group. Money borrowed by a member of the Group from a partly-owned subsidiary of the Group, which would normally be excluded as being money borrowed and owed between members of the Group, will be included.

(xi)	Sums advanced or paid to any member of the Group (or its agents or nominee) by their customers as unspent customer receipts or progress payments towards any contract between a customer and a member of the Group.
The aggregate of the following will be credited against the money borrowed.
A.	Cash in hand of the Group.

B.	Cash deposits and the balance on each current account of the Group with banks in the United Kingdom (and elsewhere if this applies) if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive.

C.	The amount of all short-term assets that might be included in ‘Investments – short-term loans and deposits’ in a consolidated balance sheet of the Group, prepared on the date of the relevant calculation in line with the principles with which the latest audited balance sheet was produced.

D.	The amount of any cash or short-term assets which are securing the repayment of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing.
Where the aggregate principal amount of Borrowings required to be taken into account for the purposes of this Article 97 is being calculated on any particular date, the following will apply.
I.	Money borrowed by NG or any subsidiary undertaking expressed or calculated in a currency other than sterling will be converted into sterling using the current rate of exchange, when preparing the audited balance sheet which forms the basis of the calculation of the Adjusted Capital and Reserves. Or, if the calculation did not involve the relevant currency, the Auditors can refer to the rate of exchange, or approximate rate of exchange, they consider was appropriate on the date the audited balance sheet was prepared.

II.	If, under the terms of any borrowing, the amount of money needed to discharge the principal amount of the borrowing in full if it fell to be repaid (at the option of NG or by reason of default) is less than the amount that would otherwise be taken into account for such borrowing, for the purpose of this Article 97, the amount of the borrowing to be taken into account will be the lesser amount.
(d)	Audited consolidated balance sheet means the audited consolidated balance sheet of the Group prepared in line with the law for the relevant financial year.
97.3	The Auditors can decide the amount of the Adjusted Capital and Reserves and the total amount of Borrowings at any time and their decision will be final and binding on all concerned. And for the purposes of their calculations, the Auditors can, at their discretion, make any further adjustments or determinations they think fit. Nevertheless the Directors may rely on an estimate given in good faith of the amount of the Adjusted Capital and Reserves and the total amount of Borrowings at any time and if, as a result, the borrowing limit is accidentally exceeded, an amount of borrowings equal to the excess can be disregarded until three months after the date on which the Auditors or the Directors became aware that such a situation had arisen.
97.4	No lender or other person dealing with the Group need be concerned whether the borrowing limit is observed. No debt incurred or security given which exceeded the borrowing limit will be invalid or ineffective unless the lender or the recipient of the security had received notice at the time when the debt was incurred or security given, that the limit had been or would be breached as a result.
Alternate directors
98	Alternate directors
98.1	Any Director can appoint any person (including another Director) to act in their place (this person is called an alternate director). These appointments need the approval of the other Directors, unless the proposed alternate director is another Director. A Director appoints an alternate director by delivering a signed appointment (or in any other way approved by the Directors) to us. An alternate director need not be a shareholder.
98.2	The appointment of an alternate director ends if the Director appointing them ceases to be a Director, unless that Director retires at a General Meeting at which the Director is re-elected under Article 71. A Director can also remove their alternate director by delivering a signed notice (or in any other way approved by the Directors) to us. An alternate director can also be removed as an alternate director by a resolution of the Directors.
98.3	An alternate director is entitled to receive notices of Directors’ meetings once they have given us an address, electronic address or fax number where we can serve notices. They are entitled to attend and vote as a Director at any meeting where the Director appointing them is not present and generally to perform all the functions of the Director appointing them as an alternate director. If the alternate director is a Director or attends any meeting as an alternate for more than one Director, they will have one vote for each Director they act as an alternate for, as well as their own vote as a Director. However, they may not be counted more than once for the purposes of the quorum. If the person who appointed them is temporarily unable to act through ill health or disability, the signature of the alternate director to any resolution in writing of the Directors is as effective as the signature of the person who appointed them.
98.4	If the Directors decide to allow this, Article 98.3 also applies to any meeting of a committee that the person who appointed them is a member of.
98.5	An alternate director will alone be responsible to us for their own actions and mistakes. Except as said in this Article 98, an alternate director:
(a)	does not have power to act as a Director;

(b)	is not considered to be a Director for the purposes of the Articles;

(c)	is not considered to be the agent of the person who appointed them; and

(d)	cannot appoint an alternate director.
98.6	If the law allows, an alternate director is entitled to:
(a)	contract;

(b)	benefit from contracts or arrangements or transactions;

(c)	be repaid expenses; and

(d)	be indemnified to the same extent as if the alternate director were a Director.
However, the alternate director is not entitled to receive any pay from us, except for any pay we would otherwise pay to the person who appointed them but which they had told us, in writing, to pay to their alternate or unless we decide otherwise by ordinary resolution.
The Company Secretary
99	The Company Secretary
99.1	The Company Secretary is appointed by the Directors. The Directors decide on the terms and period of their appointment as long as the law allows this. The Board can also remove the Company Secretary, but this does not affect any claim for damages against us for breach of any contract of employment they may have. The Directors may appoint two or more people to be joint Company Secretaries.
The Seal
100	The Seal
100.1	The Directors are responsible for arranging for the Seal and any securities seal to be kept safely. The Seal and any securities seal can only be used with the authority of the Board or a duly-authorised committee of the Board. The securities seal can be used only for sealing securities we issue in certificated form and sealing documents we issue to create or certify securities.
100.2	Subject to the provisions of these Articles and unless the Board or a duly authorised committee of the Board decide otherwise, every document which is sealed using the Seal must be signed personally by:
(a)	one Director and the Company Secretary; or

(b)	two Directors.
100.3	A committee duly authorised by the Board for the purposes of this Article 100 can consist entirely or partly of people other than Directors. Other than the provisions of Articles 89.1(a) and (b), Articles 89 and 90 will apply to this committee.
100.4	Where a signature is required to witness the Seal, the Directors can decide that the witness need not sign the document personally but that their signature can be printed on it mechanically, electronically or in any other way the Directors approve.
100.5	Securities and documents which have the securities seal stamped on them do not need to be signed unless the Directors or the law require this.
100.6	The Directors can use all the powers given by law relating to official seals to be used abroad.
100.7	Our certificates for debentures or other securities may be printed in any way and may be sealed or signed for (or both) in any way allowed by these Articles.
100.8	As long as it is allowed by law, any document we agree to that is signed by one Director and the Company Secretary, or by two Directors, will be as effective as if the Seal had been used. However, a document intended as a deed must not be signed in this way without the authority of the Directors or of a committee authorised by the Directors to give such authority.
Authenticating documents
101	Establishing that documents are genuine
101.1	Any Director, or the Company Secretary, has power to authenticate any of the following, and to certify copies or extracts from them as true copies or extracts:
(a)	any documents relating to our constitution;

(b)	any resolutions passed by the shareholders, or by the Directors or by a committee; and

(c)	any books, documents, records or accounts which relate to our business.
101.2	When any books, documents, records and accounts are not kept at the registered office, our officer who holds them is treated as a person who has been authorised by the Directors to authenticate any of them, and to provide certified copies or extracts from them.
101.3	This Article 101.3 applies to a document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 101.1 or 101.2. This document is conclusive evidence for anyone who deals with us on the strength of the document that:
(a)	the resolution has been properly passed; or

(b)	the extract is a true and accurate record of the proceedings of a valid meeting.

Reserves
102	Setting up reserves
102.1	The Directors can set aside any of our profits and hold them in a reserve or use these sums for any legal purpose. Sums held in a reserve can either be used in our business or be invested. The Directors can divide the reserve into separate funds for special purposes and alter the funds the reserve is divided into. The Directors can also carry forward any profits without holding them in a reserve. The Directors must comply with the legal restrictions which relate to reserve funds.
Dividends
103	Final dividends
103.1	By law, the Directors can recommend the amount of any final dividend. The shareholders can then declare final dividends by passing an ordinary resolution. No dividend can exceed the amount recommended by the Directors.
104	Fixed and interim dividends
104.1	By law, if the Directors consider that our profits justify dividend payments, they can:
(a)	pay the fixed dividends on any class of shares carrying a fixed dividend on the dates set down for paying these dividends; and

(b)	pay interim dividends on shares of any class of the amounts, and on the dates and for the periods they decide.
But no interim dividend will be paid on shares which carry deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears (on any one of them).
104.2	If the Directors act in good faith, they are not liable to any shareholders who suffer a loss because the Directors have paid a lawful dividend under this Article 104 on other shares which rank equally with or behind their shares.
105	Dividends not in cash
105.1	If the Directors recommend this, the shareholders can pass an ordinary resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The Directors must act on this resolution. Where any difficulty arises on distributing or valuing the assets, the Directors can settle it as they decide. In particular, they can:
(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value of assets for distribution purposes;

(c)	subject to the law and, in the case of shares held in uncertificated form, the system’s rules, authorise and instruct any person to sell and transfer any fractions;

(d)	pay cash of a similar value to adjust the rights of people entitled to the dividend; and

(e)	transfer any assets to trustees for people entitled to the dividend.

106	Deducting amounts owing from dividends and other money
106.1	If a shareholder owes any money relating to shares, the Directors can deduct any of this money from:
(a)	any dividend on any shares held by the shareholder; or

(b)	any other money payable by us to the shareholder in connection with the shares.
Money deducted in this way can be used to pay amounts owed to us in connection with the shares.
107	Payments to shareholders
107.1	Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share can be paid:
(a)	by cheque or warrant or any other similar financial instrument made payable to the shareholder who is entitled to it and sent direct to their registered address. In the case of joint shareholders, the cash will be sent to the shareholder who is first named in the Register and sent direct to their registered address. The cash can also be sent to someone else named in a written instruction from the shareholder (or from all joint shareholders);

(b)	in the case of shares in uncertificated form, by the use of a relevant system (if authorised by the shareholder);

(c)	by inter-bank transfer or other electronic means to an account named in a written instruction from the person receiving the payment; or

(d)	in some other way agreed between the shareholder (or all joint shareholders) and us.
107.2	For joint shareholders, or people jointly and automatically entitled to shares by law, we can rely on a receipt for a dividend or other money paid on shares from any one of the joint shareholders.
107.3	Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. We are treated as having paid a dividend if such a cheque or warrant is cleared or if a payment using a relevant system or bank transfer or other electronic means is made in line with our instructions. We will not be responsible for a payment which is lost or delayed. If any cheque or warrant has been, or is alleged to have been, lost, stolen or destroyed, the Directors may, if the person entitled to the money asks, issue a replacement cheque or warrant if this person provides evidence that the payment cannot be cleared and our out-of-pocket expenses are paid.
107.4	Unless the rights attached to any shares, or the terms of any shares or the Articles say otherwise, a dividend, or any other money payable in respect of a share, can be paid in whatever currency the Directors decide, using an appropriate exchange rate selected by the Directors for any currency conversions. The Directors can also agree how and when the amount to be paid in the other currency will be calculated and paid, and for us or any other person to pay any costs involved.
107.5	No dividend or other sum payable by us on or for our shares carries a right to interest from us unless the rights of the shares provide otherwise.

107.6	If the person entitled to the dividend is one of our employees or one of our subsidiaries, the cheque may be sent to that person through our internal post system or that of our subsidiary.
108	Record dates for payments and other matters
108.1	Any dividend or distribution can be paid to the shareholders shown on the Register at the close of business on a particular day. The date must be stated in the resolution passed for payment of the dividend or providing for the distribution. The payment will be based on the number of shares registered on that day. This Article 108 applies whether what is being done is the result of a resolution of the Directors or a resolution passed at a General Meeting. The date stated for payment can be before any relevant resolution was passed. This Article 108 does not affect the rights between past and present shareholders to payments or other benefits.
109	Dividends which are not claimed
109.1	The Directors can invest a dividend or use it in some other way for our benefit if it has not been claimed for one year after the passing of either:
(a)	the resolution at a General Meeting declaring that dividend; or

(b)	the resolution of the Directors providing for payment of that dividend;
(whichever is later).
If the Directors decide to pay unclaimed dividends into a separate account, we will not be a trustee of the money and will not be liable to pay any interest on it. Any dividend which has not been claimed for 12 years after the date on which it was declared or became due for payment will be forfeited and belong to us.
109.2	We can stop paying dividends or other monies payable by cheque or other payment order if the cheques or other payment orders for two dividends or other monies payable in a row are sent back or not cashed. This also applies if, following one such occasion, reasonable enquiries have failed to establish any new postal or delivery address for the shareholder or appropriate details for making payment in any other way. We can start paying dividends in this way again if the shareholder or a person automatically entitled to the shares by law claims those dividends.
110	Waiving dividends
110.1	We can waive (not pay out) all or any dividend by acting on a document signed by the shareholder (or the person automatically entitled to the shares by law) and delivered to us. The document need not be in the form of a deed.
Capitalising reserves
111	Capitalising reserves
111.1	Taking account of any special rights attaching to any class of shares, the shareholders can pass an ordinary resolution to allow the Directors to change into capital any sum:

(a)	which is part of any of our reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

(b)	which we are holding as undistributed profits.
111.2	Unless the ordinary resolution states otherwise, the Directors will use the sum which is changed into capital by setting it aside for the shareholders at the close of business on the day the resolution is passed (or another date stated in the resolution). The sum set aside must be used to allot shares and distribute them to shareholders (or as they may direct) as bonus shares in proportion to their holdings of shares at the time. The shares can be ordinary shares or, if the rights of other existing shares allow this, shares of some other class.
111.3	If any difficulty arises distributing shares in line with this Article 111, the Directors, subject to the law and the CREST Regulations, can resolve it in any way they decide. For example, they can deal with entitlements to fractions of a share or any options involving our employee share schemes. They can decide:
(a)	that the benefit of share fractions belongs to us;

(b)	that share fractions are ignored; or

(c)	deal with fractions in some other way including by cash payment.
111.4	The Directors can appoint any person to sign any contract with us on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all shareholders concerned.
Scrip dividends
112	Shareholders can be offered the right to receive scrip dividends (extra shares instead of cash dividends)
112.1	If the law allows, the Directors can, on any terms they think fit, offer shareholders the right to receive extra shares, instead of some or all of their cash dividend. The shareholders must have passed an ordinary resolution authorising the Directors to make this offer before the Directors can do this.
112.2	The ordinary resolution can apply to a particular dividend or dividends. Or it can apply to some or all of the dividends which can be declared or paid in the period up to and including the Annual General Meeting which is held in the fifth year after the ordinary resolution is passed.
112.3	The Directors can offer shareholders the right to request new shares instead of cash for:
(a)	the next dividend; or

(b)	all future dividends (if a share alternative is made available), until they tell us that they no longer want to receive new shares or the authority under Article 112.1 is not renewed.
The Directors can also allow shareholders to choose between these alternatives.
112.4	A shareholder is entitled to shares whose total relevant value is as near as possible to, but not greater than, the cash dividend they would have received. The relevant value of a share is a value calculated in the way set out in the ordinary resolution. If the ordinary resolution does not set this out, then the relevant value of a share is the average value of the shares for the five dealing days starting from, and including, the day when the shares are first quoted ‘ex dividend’. This is worked out from the average middle-market quotations for the shares on the London Stock Exchange, as published in its Daily Official List. A certificate or report from the Auditor stating the relevant value will be conclusive evidence of that amount.
112.5	The Directors will only apply this Article 112 if we have enough unissued shares authorised for issue and enough revenues which can be capitalised to satisfy the offer.
112.6	After the Directors have decided to apply this Article 112 to a dividend, as soon as reasonably practicable they must notify eligible shareholders in writing (or where the law permits, by electronic communication) of their right to opt for new shares. This notice should also say how, where and when shareholders must notify us if they want to receive new shares. Where new shares are available and shareholders have already opted to receive new shares in place of all future dividends, we will not notify them of a right to opt for new shares. Instead, we will remind them that they have already opted for new shares and tell them how to tell us if they want to start receiving cash dividends again.
112.7	The Directors can set a minimum number of shares which shareholders can receive under their right to choose new shares. No shareholders will receive a fraction of a share. The Directors can decide how to deal with any fractions left over. We can, if the Directors decide, have the benefit of these left over fractions.
112.8	The Directors can exclude or restrict the right to opt for new shares, or make any other arrangements which they decide are necessary or convenient to deal with any of the following legal or practical problems:
(a)	problems relating to laws of any territory; or

(b)	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory; or

(c)	where special formalities would otherwise apply in connection with the offer of new shares.
112.9	So far as a shareholder opts to receive new shares, no dividend on the shares for which they have opted to receive new shares (called the elected shares) will be declared or payable. Instead, new shares will be allotted on the basis set out earlier in this Article 112. To do this the Directors will convert into capital the sum equal to the total nominal amount of the new shares to be allotted. They will use this sum to pay up in full the appropriate number of new shares. These will then be allotted and distributed to the holders of the elected shares as set out above. The sum to be converted into capital can be taken from any amount in any reserve or fund (including the share premium account, any capital redemption reserve and the income statement). Article 111 applies to this process, so far as it is consistent with this Article 112.

112.10	Unless the Directors decide otherwise or the CREST Regulations or the rules of a relevant system require otherwise, any new shares which a shareholder has chosen to receive instead of some or all of their cash dividend will be:
(a)	shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

(b)	shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend.
112.11	The new shares rank equally in all respects with the existing shares on the record date for the dividend. But, they are not entitled to share in the dividend from which they arose.
112.12	The Directors can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of a cash dividend, whether before or after shareholders have opted to receive new shares.
Accounts
113	Accounting and other records
     The Directors will make sure that proper accounting records that comply with the law are kept to record and explain our transactions.
114	The location and inspection of records

114.1	The accounting records will be kept:
(a)	at the registered office; or

(b)	at any other place which the law allows, and the Directors decide on.
114.2	Our officers always have the right to inspect the accounting records.
114.3	Anyone else (including a shareholder) does not have any right to inspect any of our accounting books or papers unless:
(a)	the law or a proper court order or an ordinary resolution passed by us gives them that right; or

(b)	the Directors authorise them to do so.
115	Sending copies of accounts and other documents
115.1	This Article 115 applies to every balance sheet and income statement to be laid before the shareholders at a General Meeting with any other document which the law requires to be attached to these, including the Directors’ and Auditor’s reports.
115.2	We must send copies of the documents mentioned in Article 115.1 to the Auditors, shareholders and debenture holders and all other people the Articles, or the law, say we must send them to. We must do this at least 21 clear days before the relevant General Meeting. But we do not need to send these documents to:
(a)	shareholders who we send summary financial statements to by law;

(b)	more than one joint holder of shares or debentures; or

(c)	any person we do not have a current address for.
115.3	Shareholders or debenture holders who are not sent copies can receive a copy free of charge by applying to us at the registered office.
115.4	Subject to the law and if directed by the shareholder, we may send the documents referred to in this Article 115 by electronic communication.

Auditors
116	Acts of Auditors
116.1	The Directors must appoint Auditors for us. So far as the law allows, the actions of a person acting as an auditor are valid in favour of someone dealing with us in good faith, even if there was some defect in the person’s appointment or the person was at any time not qualified to act as an auditor.
117	Auditors at General Meetings
117.1	An Auditor can attend any General Meeting and should receive all notices of and other communications relating to any General Meeting which any shareholder is entitled to receive. They can speak at General Meetings on any business which is relevant to them as Auditor.
Notices
118	Serving and delivering notices and other documents
118.1	Any notice, document or other communication (including copies of accounts or summary financial statements) to be given to or by any person in line with these Articles must be in writing, except for a notice calling a meeting of the Directors which need not be in writing.
118.2	We can serve or deliver any offer, communication, notice or other document (including copies of accounts, summary financial statements or a share certificate) on or to a shareholder:
(a)	personally;

(b)	through the relevant system;

(c)	by posting it in a letter (with postage paid) to the address recorded for them on the Register;

(d)	by delivering it to that address;

(e)	by any other way authorised in writing by the shareholder concerned;

(f)	through our internal post system, or that of a subsidiary, if the shareholder is one of our employees or an employee of one or our subsidiaries;

(g)	so far as the law allows (and except in relation to share certificates), by electronic mail to an electronic address or fax number in the United Kingdom notified by the shareholder in writing; or

(h)	by an advertisement published in at least one national newspaper published in the United Kingdom.
However, Articles 118 to 127 do not affect any requirements of the law or the Articles which apply to serving offers, notices or documents.
118.3	Any notice can be given to a shareholder if their name appears on the Register at any time within 15 days before the notice is given. If the Register changes after that time, it will not invalidate giving the notice.

118.4	Every person who becomes entitled to a share is bound by any notice given to the person they get their title from. This applies even if the person who becomes entitled to their share has not been entered on the Register. This Article 118.4 does not apply to a notice given under Section 212 of the Companies Act.
118.5	Article 35.6 applies if we cannot effectively send a notice through the post, because the postal service is suspended or restricted in the United Kingdom.
118.6	A shareholder may give us any notice or communication (including a requisition):
(a)	personally;

(b)	by posting it in a letter (with postage paid) to the registered office; or

(c)	by electronic mail to an electronic address or fax number we set out.
119	Notices to joint holders
119.1	When a notice or document is given to joint shareholders, it will be given to the first joint shareholder with a United Kingdom address who is listed on the Register. A notice given in this way is treated as given to all of the joint holders.
120	Notices for shareholders with foreign addresses
120.1	This Article 120 applies to a shareholder whose address on the Register is outside the United Kingdom. They can give us a United Kingdom address where notices or documents can be served on them. If they do, they are entitled to have notices or documents served on them at that address. Otherwise, they are not entitled to receive any notices and documents from us.
120.2	For shareholders registered on a branch register, notices or documents can be posted in the United Kingdom or in the country where the branch register is kept.
121	When notices are served or considered to be served
121.1	If a notice or any other kind of document is sent through the post (or internal post for a shareholder who is one of our employees or an employee of one of our subsidiaries), it is treated as being served or delivered on the day after it was posted, if first-class post is used (or on the day advised by the post office, based on the class of post used). We can prove that a notice or other document was served by post (or internal post) by showing that:
(a)	the letter containing the notice or document was properly addressed; and

(b)	it was put into the postal system with postage paid (where this applies) or given to a delivery agent.
121.2	If an advertisement is published in a newspaper in line with Article 118.2, notice will be served on the date of the publication of the newspaper.
121.3	If the law and these Articles allow, a notice or document sent by electronic mail is treated as being served or delivered on the day after it was sent. Proof (in line with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that we sent an electronic communication will be considered evidence that we sent it or it was delivered.

121.4	If we serve, deliver personally or leave a notice or any other kind of document at the address for the shareholder on the Register, we treat it as being served or delivered on the day and at the time it was left.
121.5	If a notice or any other communication is sent or delivered by a relevant system, we treat it as being served or delivered when we send the issuer instructions about the notice or document.
121.6	If a member is present at any shareholders’ meeting either in person or by proxy or, in the case of a corporate member, by a duly authorised representative, it will be considered that they received notice of the meeting and of the reason why it was called.
122	Serving notices and documents on shareholders who have died, are bankrupt or are of unsound mind
122.1	This Article 122 applies if a shareholder has died, has become of unsound mind or become bankrupt or is in liquidation, but is still registered as a shareholder. It applies whether they are registered as a sole or joint shareholder. A person who is automatically entitled to such shares by law, and who proves this to the reasonable satisfaction of the Directors, can give a United Kingdom address for service of notices and documents. If this is done, notices and documents must be sent to that address. Otherwise, if any notice or other document is served on the shareholder named on the Register, or sent to them in line with the Articles, this will be valid despite their death, unsound mind, bankruptcy or liquidation. This applies even if we knew about these things. If notices or documents are served or sent in line with this Article 122.1, there is no need to send them to, or serve them in any other way, on any other people who may be involved.
123	If documents are accidentally not sent
123.1	If any notice or other document relating to any meeting or other proceeding is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.
124	When entitlement to notices stops
124.1	This Article 124 applies if, on two consecutive occasions, notices or other communications have been sent by post to a shareholder at their registered address (or, in the case of a shareholder whose registered address is not in the United Kingdom, any address given to us for serving notices) but have been returned undelivered. The shareholder will not be entitled to receive any more notices or other communication until they have given us a new registered address (or, in the case of a member whose registered address is not within the United Kingdom, a new address for serving of notices). For the purposes of this Article 124.1, references to a communication include references to any cheque or other method of payment; but nothing in this Article 124.1 will entitle us to stop sending any cheque or other method of payment for any dividend, unless we are also entitled to do so under Article 109.2.
125	Signing documents
125.1	If, under these Articles, a document needs to be signed by a shareholder or other person and it is in the form of an electronic communication, to be valid it must incorporate the electronic signature or personal identification details (which may be details we have previously allocated) of that shareholder or other person. The signature or personal identification details must be in a form the Directors approve, or be accompanied by any evidence the Directors need to satisfy themselves that the document is genuine. We may specify ways for validating a document, and we will regard any document not validated in the way we specify as not having been received by us.
126	Electronic communication
126.1	Any shareholder who gives us an address for receiving electronic communications is agreeing to receive notices and other documents from us by electronic communication. If a shareholder gives us their electronic mail address, we can fulfil our obligation to send them any notice or other document by:
(a)	publishing the notice or document on a website; and

(b)	notifying them by electronic mail that the notice or document has been published on a website, specifying the address of the website, the place on the website where it can be accessed, how it can be accessed and (if it is a notice relating to a shareholders’ meeting) stating:
(i)	that the notice concerns a notice of a meeting served in accordance with the Companies Act;

(ii)	the place, date and time of the meeting;

(iii)	whether the meeting is to be an annual or extraordinary general meeting; and

(iv)	such other information that may be required by law.
126.2	Any amendment or withdrawal of a notification given to us under this Article will only take effect when we actually receive it in writing from, and signed by, the shareholder.
126.3	We will not consider an electronic communication as received by us if it is rejected by our computer virus-protection arrangements.
126.4	The Directors can at any time, without giving notice, refuse to send electronic communications to any address we have been given for sending electronic communications if we believe this is necessary. This applies whether or not we have previously sent electronic communications to that address.
126.5	Subject to the law, the Directors may vary the terms and conditions relating to the use of electronic communications under these Articles.
127	Statutory requirements for notices
127.1	Nothing in Articles 118 to 126 will affect any legal requirement for serving any offer, notice or other document in any particular way.
Winding up
128	Directors’ power to petition
128.1	The Directors have power in our name and on our behalf to present a petition to the court for NG to be wound up.

129	Distributing assets in kind
129.1	If we are wound up (whether by voluntary liquidation, under supervision of the Court, or by the Court) the liquidator can, with the authority of a special resolution passed by the shareholders and any other sanction required by the law, divide the whole or any part of our assets among our shareholders. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can set whatever value they consider fair on any property and decide how to divide it between shareholders or different groups of shareholders. The liquidator can also, with the authority of a special resolution passed by the shareholders and any other sanction required by legislation, transfer any part of the assets to trustees on trusts for the benefit of shareholders as the liquidator decides. The liquidation of NG can then be closed and our company dissolved. However, under this Article 129, no past or present shareholder can be forced to accept any shares or other property which carries a liability.
Destroying documents
130	Destroying documents
130.1	We can destroy:
(a)	all transfer forms for shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, six years after the date of registration;

(b)	all dividend payment instructions and notifications of a change of address or name, two years after the date these were registered; and

(c)	all cancelled share certificates, one year after the date they were cancelled.
130.2	If we destroy a document in line with Article 130.1, it is conclusively treated as having been a valid and effective document in line with our records relating to the document. Any action we took in dealing with the document in line with our terms before it was destroyed is conclusively treated as properly taken.
130.3	This Article 130 only applies to documents which are destroyed in good faith and if we are not on notice of any claim to which the document may be relevant.
130.4	For documents relating to shares in uncertificated form, we must also comply with any rules (as defined in the CREST Regulations) which limit our ability to destroy these documents.
130.5	We can destroy a document earlier than the dates mentioned in Article 130.1 if we make a permanent record (whether electronically, by microfilm, by digital imaging or by any other means) of that document before we destroy it.
130.6	This Article 130 does not make us liable:
(a)	if we destroy a document earlier than referred to in Article 130.1; or

(b)	if we would not be liable if this Article 130 did not exist.
130.7	This Article 130 applies whether we destroy a document or dispose of it in some other way.

Indemnity and insurance
131	Indemnity and insurance
131.1	Subject to the law, we will indemnify all our Directors and officers out of our own funds against the following:
(a)	Any liability incurred by or attaching to them in connection with any negligence, default, breach of duty or breach of trust by them in relation to NG other than:
(i)	any liability to us or any associated company; and

(ii)	any liability of the kind referred to in Sections 309B(3) or (4) of the Companies Act.
(b)	Any other liability incurred by or attaching to them:
(i)	in actually or seemingly carrying out their duties;

(ii)	in using or seemingly using their powers; and

(iii)	in any other activity connected to their duties, powers or office.
Where a Director or officer is indemnified against any liability in line with this Article 131, the indemnity will cover all costs, charges, losses, expenses and liabilities incurred by them.
131.2	As well as the cover provided under Article 131.1 above, the Directors will have power to purchase and maintain insurance for or for the benefit of:
(a)	any person who is or was at any time a Director or officer of any relevant company; or

(b)	any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any relevant company are interested.
This includes insurance against any liability incurred by or attaching to them through any act or omission:
(i)	in actually or seemingly carrying out their duties;

(ii)	in using or seemingly using their powers; and

(iii)	in any other activity connected to their duties, powers or offices;
     in relation to:
(aa)	any relevant company;

(bb)	any pension fund; or

(cc)	any employees’ share scheme;
and all costs, charges, losses, expenses and liabilities incurred by them in relation to any act or omission.
131.3	Subject to the law, we will:
(a)	provide a Director or officer with funds to meet expenditure they have incurred or may incur in defending any criminal or civil proceedings or in connection with any application under the provisions mentioned in Section 337A(2) of the Companies Act; and

(b)	do anything to enable a Director or officer to avoid incurring such expenditure, but any funds we provide or other things we do will be in line with Section 337A(4) of the Companies Act.
The ADR Depositary
Some of our shares are held in the form of American Depositary Receipts (ADRs). These are receipts, administered by American banks, for shares in non-American companies. The American bank’s role includes collecting and distributing dividends to ADR Holders.
132	ADR definitions

132.1	In Articles 132 to 141:

ADR Depositary	A bank (custodian), approved by the Board, who holds Depositary Shares under arrangements where they issue ADRs to an ADR Holder.

ADR Holder	means someone who owns our ADRs.

ADRs	American depositary receipts which are issued by the ADR Depositary and represent Depositary Shares.

Appointed Number	means the number of Depositary Shares which an Appointed Proxy holds.

Appointed Proxy	means an ADR Holder who is appointed as proxy by the ADR Depositary.

Depositary Shares	Our shares held by a custodian.

Proxy Register	The register of names and addresses of all the Appointed Proxies.
133	The ADR Depositary can appoint proxies
133.1	The ADR Depositary can appoint more than one person to be its proxy. As long as the appointment is in line with the requirements in Article 133.2, the appointment can be made in any way and on any terms which the ADR Depositary thinks fit. Each person appointed in this way is called an Appointed Proxy.
133.2	The appointment must set out the number of shares allocated to each Appointed Proxy. This number is called the Appointed Number. When added together, the Appointed Numbers of all Appointed Proxies appointed by the ADR Depositary must not be more than the number of Depositary Shares (as calculated in Article 133.3).
133.3	The Depositary Shares which can be held by the ADR Depositary consist of the total of the number of shares registered in the name of the ADR Depositary.

134	The ADR Depositary must keep a Proxy Register
134.1	The ADR Depositary must keep a register of the names and addresses of all the Appointed Proxies. This is called the Proxy Register. The Proxy Register will also set out the ADRs held by each Appointed Proxy. The Appointed Number of shares can be calculated by multiplying the number of ADRs held by an Appointed Proxy by the number of shares which any one ADR currently represents.
134.2	The ADR Depositary must let anyone the Directors nominate inspect the Proxy Register during usual business hours on a business day. The ADR Depositary must also provide, as soon as possible, any information contained in the Proxy Register if we or our agents ask for it.
135	Appointed Proxies can only attend General Meetings if properly appointed
135.1	An Appointed Proxy may only attend a General Meeting if they provide us with written evidence of their appointment by the ADR Depositary for that General Meeting. This must be in a form agreed between the Directors and the ADR Depositary.
136	Rights of Appointed Proxies
136.1	Subject to the Companies Act and these Articles, and as long as the Depositary Shares are sufficient to include an Appointed Proxy’s Appointed Number:
(a)	at a General Meeting which an Appointed Proxy is entitled to attend, they are entitled to the same rights and have the same obligations in relation to their Appointed Number of shares as if the ADR Depositary was the registered holder of the shares and they had been validly appointed in line with Articles 56 to 60 by the ADR Depositary as its proxy in relation to those shares; and

(b)	an Appointed Proxy can appoint another person to be their proxy for their Appointed Number of shares, as long as the appointment is made and deposited in line with Articles 56 to 60 and, if it is, the provisions of these Articles will apply to this appointment as though the Appointed Proxy was the registered holder of such shares and the appointment was made by them in that capacity.
137	Sending information to an Appointed Proxy
137.1	We can send to an Appointed Proxy, at their address in the Proxy Register, all the same documents we send to shareholders.
138	Paying dividends to an Appointed Proxy
138.1	We can pay to an Appointed Proxy, at their address in the Proxy Register, all dividends or other monies relating to the Appointed Proxy’s Appointed Number of shares instead of paying this amount to the ADR Depositary. If we do this, we will not have any obligation to make this payment to the ADR Depositary as well.
139	The Proxy Register can be fixed at a certain date
139.1	To determine who is entitled as Appointed Proxies to:
(a)	exercise the rights conferred by Article 136;

(b)	receive documents sent in line with Article 137; and

(c)	be paid dividends in line with to Article 138;
and the Appointed Number of shares for which a person is to be treated as having been appointed as an Appointed Proxy, the ADR Depositary can determine that the Appointed Proxies are the people entered in the Proxy Register at the close of business on a date (a ‘Record Date’) determined by the ADR Depositary in consultation with us.
139.2	When a Record Date is decided for a particular purpose:
(a)	the Appointed Number of shares held by an Appointed Proxy will be treated as the number appearing against their name in the Proxy Register at the close of business on the Record Date;

(b)	this can be shown by multiplying the number of ADRs which each Appointed Proxy holds by the number of shares which any one ADR currently represents; and

(c)	changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining if a person is entitled for the purpose concerned.
140	The nature of an Appointed Proxy’s interest
140.1	Except as required by the Companies Act, we will not recognise any Appointed Proxy as holding any interest in shares held in any trust.
140.2	Except for recognising the rights set out in Article 137, we are entitled to treat any person entered in the Proxy Register as an Appointed Proxy for certain shares as the only person (other than the ADR Depositary) who has any interest in such shares.
141	Validity of the appointment of Appointed Proxies
141.1	If any question arises at a General Meeting about the validity of any appointments to vote (or exercise any other right) in respect of any shares (for example, because the total number of shares recorded against appointments in the Proxy Register is more than the number of Depositary Shares), the chairman of the General Meeting will decide who can vote (which can include refusing to recognise a particular appointment or appointments as valid) and the chairman’s decision will, if made in good faith, be final and binding.
141.2	If a question of the type described in Article 141.1 arises in any circumstances other than at or in relation to a General Meeting, the question will be decided by the Directors. Their decision (which can include refusing to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding.
142	Rights and Restrictions attached to the B Shares
(A)	Election Form
(a)	Together with a circular to Shareholders dated 6 June 2005 (the “Circular”) holders of ordinary shares were sent a form of election relating to the B Shares (the “Election Form”) under which they could elect in relation to any B Shares to be issued to them to: (i) receive the Single B Share Dividend (as defined below); (ii) accept an offer by JP Morgan Cazenove Limited to purchase the B Shares (the “Initial Repurchase Offer”); or (iii) retain B Shares and receive the B Share Continuing Dividend (as defined below).

(b)	Holders of B Shares who have not returned a duly completed Election Form by 4.30pm on 5 August 2005 (or such later time and/or date as the Directors may determine) electing (revocably until that time) to accept the Initial Repurchase Offer or to retain their B Shares and receive the B Share Continuing Dividend will be deemed instead to have elected to receive the Single B Share Dividend (as described in Article 142(B) below) in relation to each B Share held by them.
(c)	The Directors may, if they so determine in their absolute discretion, accept an Election Form which is received after the relevant time or which is not correctly completed. The Directors may, in addition, if they so determine in their absolute discretion, treat any other document or action as a valid Election Form or as the completion or delivery of a valid Election Form, as the case may be.
(B)	Income
(a)	Out of the profits available for distribution, a single dividend of 65 pence per B Share (the “Single B Share Dividend”) shall be payable to those holders of B Shares who have elected or are deemed pursuant to Article 142(A)(b) above to have elected to receive the Single B Share Dividend.
(b)	Such dividend shall, if declared, become payable on 8 August 2005 or such later date as the Directors may determine (the “Single Dividend Date”). Each B Share in respect of which such dividend becomes payable shall, on such date (or such other date as the Directors may determine), be automatically converted into a deferred share of 10 pence nominal value with the rights and restrictions described in Article 142(I) (a “Deferred Share”).
(c)	Out of the profits available for distribution in respect of each financial year or other accounting period of the Company, the holders of the B Shares who have elected to retain their B Shares shall be entitled, in priority to any payment of dividend or other distribution to the holders of any New Ordinary Shares and before profits are carried to reserves, to be paid a non-cumulative preferential dividend (the “B Share Continuing Dividend”) at such annual rate on a value of 65 pence per B Share as is calculated in accordance with Articles 142(B)(e) and 142(B)(f) below rounded down to the nearest 1/10 penny (exclusive of any associated tax credit relating thereto but inclusive of any withholding tax deductible therefrom).
(d)	The first B Share Continuing Dividend will be in respect of the period commencing on the Single Dividend Date as defined under Article 142(B)(b), and is to be paid in arrears on 7 August 2006 (or such later date as the Directors may determine) and thereafter, such dividend will be paid (without having to be declared) annually in arrears on 7 August (or such later date as the Directors may determine) in each year or, if any such date would otherwise fall on a date which is not a Business Day (as defined below) it shall be postponed to the next day which is a Business Day (without any interest or payment in respect of such delay being charged) (each, a “Payment Date”).
(e)	Each twelve month period ending on 7 August is called a “Calculation Period”. The annual rate applicable to each Calculation Period shall be 75 per cent of 12 month LIBOR for the Calculation Period in question which appears on the display designated as page ISDA on Reuters (or such other page or service as may replace it or have replaced it for the purpose of displaying London inter-bank offered rates of leading banks for pounds sterling deposits as determined by the Company), at or about 11.00 a.m. (London time) on the first Business Day of such Calculation Period.

(f)	If the offered rate so appearing is replaced by the corresponding rates of more than one bank then Article 142(B)(e) above shall be applied, with any necessary consequential changes, to the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 per cent) of the rates (being at least two) which so appear, as determined by the Company. If for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the Company will request each of the banks whose offered rates would have been used for the purposes of the relevant page, if the event leading to the application of this Article 142(B)(f) had not happened, through its principal London office to provide the Company with its offered quotation to leading banks for pounds sterling deposits in London for the Calculation Period concerned as at 11.00 a.m. (London time) on the first Business Day of such Calculation Period.
The rate for such Calculation Period shall be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 per cent) of such quotations (or of such of them, being at least two, as are so provided), as determined by the Company.
(g)	In this paragraph, the expression “Business Day” means a day upon which pounds sterling deposits may be dealt in on the London inter-bank market and commercial banks are generally open in London; and “non-cumulative” in relation to the B Share Continuing Dividend means that the dividend payable on each Payment Date is payable out of the profits of the Company, available for distribution in respect of the accounting reference period in which the Payment Date falls (including any reserves representing profits made In previous accounting reference periods) without any right in the case of a deficiency to resort to profits made in subsequent accounting reference periods.
(h)	Payments of the B Share Continuing Dividend under Article 142(B)(d) shall be made to holders on the Company’s relevant register on a date selected by the Directors, being not less than 15 days nor more than 42 days (or, in default of selection by the Directors, on the date falling 15 days) prior to the relevant Payment Date.
(i)	The holders of the B Shares shall not be entitled to any further right of participation in the profits of the Company,
(j)	All B Share Continuing Dividends payable on the B Shares which are unclaimed for a period of 12 years from the date of due payment shall be forfeited and shall revert to the Company.
(C)	Capital
(a)	Except as provided in Article 142(F) below, on a return of capital on winding-up (excluding any intra-group reorganisation on a solvent basis), the holders of the B Shares shall be entitled, in priority to any payment to the holders of New Ordinary Shares, to 65 pence per B Share held by them, together with a sum equal to the relevant proportion of the B Share Continuing Dividend (if any) under Article 142(B)(c) which would have been payable, if the winding-up had taken effect on the last day of the then current Calculation Period, the relevant proportion being the number of days from and including the preceding Payment Date (or, if the date of such winding-up is prior to 8 August 2005, the Single Dividend Date) to, but excluding, the date of such winding-up, divided by 365.
(b)	The aggregate entitlement of each holder of B Shares on a winding-up in respect of all of the B Shares held by him shall be rounded up to the nearest whole penny.
(c)	The holders of the B Shares shall not be entitled to any further right of participation in the profits or assets of the Company in excess of that specified in Article 142(C)(a) above. If on such a winding-up the amounts available for payment are insufficient to cover in full the amounts payable on the B Shares, the holders of such shares will share rateably in the distribution of assets (if any) in proportion to the full preferential amounts to which they are entitled.
(D)	Attendance and voting at general meetings
(a)	The holders of the B Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such general meeting unless:
(iv)	the business of the meeting includes the consideration of a resolution for the winding-up (excluding any intra-group reorganisation on a solvent basis) of the Company, in which case the holders of the B Shares shall have the right to attend the general meeting and shall be entitled to speak and vote only on any such resolution; or

(v)	at the date of the notice convening the meeting, the B Share Continuing Dividend has remained unpaid for six months or more from any Payment Date, in which case the holders of the B Shares shall have the right to attend the general meeting and shall be entitled to speak and vote on all resolutions.
(b)	Whenever the holders of the B Shares are entitled to vote at a general meeting of the Company, on a show of hands every holder thereof who (being an individual) is present in person or (being a corporation) by a representative shall have one vote, and on a poll every such holder shall have such number of votes as he would be entitled to exercise had he been the holder of the New Ordinary Shares arising if the B Shares registered in the name of such holder had been converted into such New Ordinary Shares immediately prior to such meeting in accordance with the rights of the B Shares.
(E)	Company’s right to purchase
(a)	Subject to the provisions of the Companies Act and to compliance with applicable securities law and regulations but without the need to obtain the sanction of an extraordinary resolution of the holders of the B Shares, the Company may at any time and at its sole discretion purchase B Shares (i) in the market or (ii) by tender available alike to all holders of B Shares or (iii) by private treaty, in each case at a price and upon such other terms and conditions as the Directors may think fit.
(b)	Subject to the provisions of the Companies Act, and pursuant to the authority provided in Article 142(E)(a) above, the Company may, at any time after 8 August 2007, without obtaining the sanction of the holders of the B Shares:
(i)	appoint any person to execute on behalf of all the holders of the B Shares a transfer of all of the B Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the Directors may determine, subject to the Company or such person (as the case may be) paying to the holders of the B Shares so transferred such amount as they would be entitled to under Article 142(C) were the Company to be wound up on such day;

(ii)	cancel all or any B Shares so purchased in accordance with the Companies Act;

(iii)	in connection therewith, change the form of any B Shares held in uncertificated form to certificated form and cancel any relevant listing or trading of such B Shares

(and the holders of the B Shares shall take such steps as may be required in connection with such change of form or cancellation of listing).
(F)	Class rights
(a)	The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the B Shares. The creation, allotment or issue of any such further shares (whether or not ranking in any respect in priority to the B Shares) shall be treated as being in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of B Shares.
(b)	A reduction by the Company of the capital paid up or credited as paid up on the B Shares and the cancellation of such shares shall be treated as being in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose. The Company will be authorised to reduce its capital (subject to the confirmation of the Court in accordance with the Companies Act and without obtaining the consent of the holders of the B Shares) including by paying to the holders of the B Shares the preferential amounts to which they are entitled as set out above.
(c)	If at any time a currency other than pounds sterling is accepted as legal tender in the United Kingdom in place of or in addition to pounds sterling, the Directors shall be entitled, without the consent of holders of the New Ordinary Shares or the B Shares, to make such arrangements and adjustments in respect of the method of calculation and payment of any of the entitlements of holders of B Shares under these Articles as the Directors consider necessary, fair and reasonable in the circumstances to give effect to the rights attaching to the B Shares, including (without limitation) in respect of the calculation and payment of the B Share Continuing Dividend, notwithstanding the fact of such acceptance. Any such arrangements and adjustments shall not involve a variation of any rights attaching to the B Shares for any purpose.
(G)	Conversion into New Ordinary Shares at the Company’s option
(a)	The Company may (subject to the provisions of the Companies Act) at any time after 8 August 2007, and will in any event before 31 December 2009, on the giving of not less than 10 days ‘nor more than 42 days’ notice in writing to the holders of the B Shares, convert all but not some only of the outstanding B Shares into New Ordinary Shares on the date specified in the notice (the “Conversion Date”). The conversion shall be on the basis of one New Ordinary Share for every (M/65) B Shares (where M represents the average of the closing mid-market quotations in pence of the New Ordinary Shares on the London Stock Exchange, as derived from the Daily Official List (as maintained by the UK Listing Authority for the purposes of the Financial Services and Markets Act 2000, as amended) for the five Business Days immediately preceding the Conversion Date), fractional entitlements being disregarded and the balance of such shares (including any fractions) shall be deferred shares, which shall have the same rights and be subject to the same restrictions as the Deferred Shares of 10 pence set out in Article 142(l).
(b)	If the Company exercises its rights of conversion, the period commencing on the Payment Date preceding the Conversion Date and ending on such Conversion Date is called the “Final Calculation Period” and the B Share Continuing Dividend in respect of such period shall be payable in arrears on the final Business Day of such period (the “Final Payment Date”). In respect of the Final Calculation Period (if any), the amount of the B Share Continuing Dividend shall be the relevant proportion of the B Share Continuing Dividend which would have been payable if conversion had taken effect on the last day of the then current Calculation Period, the relevant proportion being the number of days from and including the last Payment Date to, but excluding, the Final Payment Date, divided by 365. The aggregate amount of the B Share Continuing Dividend payable to each holder of B Shares shall be rounded down to the nearest 1/10 penny.
(H)	Deletion of Article 142(A)-(H) when no B Shares in existence

Article 142(A)-(H) shall remain in force until there are no longer any B Shares in existence whether by way of conversion into Deferred Shares, repurchase and cancellation or conversion into New Ordinary Shares or until 31 December 2009, whichever is earlier, notwithstanding any provision in the Articles to the contrary. Thereafter Article 142(A)-(H) shall be and shall be deemed to be of no effect (save to the extent that the provisions of Article 142(A)-(H) are referred to in other Articles) and shall be deleted and replaced with the wording ‘Article 142(A)-(H) has been deleted’, and the separate register for the holders of B Shares shall no longer be required to be maintained by the Company; but the validity of anything done under Article 142(A)-(H) before that date shall not otherwise be affected and any actions taken under Article 142(A)-(H) before that date shall be conclusive and shall not be open to challenge on any grounds whatsoever.
(I)	Deletion of Article 142(I)-(J) when no Deferred Shares in existence

Article 142(I)-(J) has been deleted.

Glossary
About the glossary
This glossary is to help readers understand our Articles. Words are explained as they are used in the Articles, they might mean different things in other documents. The glossary is not legally part of the Articles and it does not affect their meaning. The definitions are intended to be a general guide, they are not precise.
Act An Act of Parliament, including the Companies Act, any statute, statutory instrument, order, rule, regulation or directive.
adjourn When a meeting breaks up, to be continued at a later time or day, at the same or a different place.
allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have their name put on the register of shareholders. When they have been registered, the share has also been issued.
asset Anything which is of any value to its owner.
attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a power of attorney.
associated company The meaning of associated company is given in Section 309A(6) of the Companies Act. The term could relate to one of the company’s subsidiaries, its holding company or a subsidiary of its holding company.
automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in their own name. Or they may want the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, their personal representatives have the right to have the shares transferred. If a shareholder is made bankrupt, their trustee in bankruptcy has this right.
beneficial interest (or ownership) If a trustee holds shares for someone, or for their benefit, that person has a beneficial interest in those shares.
brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.
capitalise To convert some or all of the reserves of a company into capital (such as shares).
capital redemption reserve A reserve of funds which a company can set up to maintain its capital base when shares are redeemed or bought back.
casual vacancy A vacancy amongst the Directors which occurs because of the death, resignation or disqualification of a Director, or because an elected Director does not accept their appointment, or for any other reason except the retirement of a Director in line with the Articles.

certificate A certificate includes a share certificate (which is not a valid document of title), a loan capital certificate or certificates for our other securities (other than letters of allotment, scrip certificates or similar documents).
Common Seal A seal used to stamp our documents as evidence that we have executed them.
company Includes any corporate body.
Company Secretary A person appointed in line with Section 283 of the Companies Act and who has the necessary knowledge and experience to carry out the functions of the secretary of the company and who satisfies the requirements of Section 286 of the Companies Act or, if applicable, a deputy or assistant Company Secretary.
consolidate When shares are consolidated, they are combined with other shares, for example every three shares with a nominal value of £1 might be consolidated into one new share with a nominal value of £3.
debenture A typical debenture is a document recording long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.
declare When a dividend is declared, it becomes due to be paid on the date specified in the Resolution.
dividend arrears This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward.
dividend warrant A dividend warrant is a cheque for a dividend.
electronic communications Any telecommunications system or other system in electronic form as further defined in Section 15 of the Electronic Communications Act 2000.
equity securities Securities that can be converted to equity shares as further defined in Section 94 of the Companies Act.
equity shares Shares in our capital which are regarded as equity share capital under Section 744 of the Companies Act.
ex dividend When a share goes ‘ex dividend’, a person who buys it will not be entitled to the dividend which has been declared shortly before they bought it. However, the seller is entitled to this dividend, even though it will be paid after they have sold their share.
executed A document is executed when it is signed or sealed or made valid in some other way.
executive capacity A role which carries the power of a person responsible for an activity or business.
exercise When a power is exercised, it is put to use.
extraordinary resolution A decision reached by a majority of at least 75 per cent of the votes cast.
final dividend The dividend, which is approved by the shareholders and paid following the end of the financial year.

fully paid shares When all of the money due to us for a share has been paid, a share is called a fully paid (or paid up) share.
holding company A company which controls another company (for example, by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.
indemnity If a person gives another person an indemnity, they promise to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to indemnify the person they give it to.
in issue See issue.
instruments Formal legal documents.
interim dividend A dividend, authorised by the Directors, and paid part way through the financial year.
issue When a share has been issued, everything necessary has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued are in issue.
liabilities Debts and other obligations.
jointly and severally liable When more than one person is jointly and severally liable it means that any one of them can be sued, or they can all be sued together.
material The Board will determine on a case-by-case basis whether a matter or contract is material, considering its value and significance to our business and the interests of any Director.
members Shareholders.
negotiable instrument A document such as a cheque, which can be freely transferred from one person to another.
nominal amount or value The value of the share in our accounts. For example, the nominal value of 10p ordinary shares is 10p. This value is shown on the share certificate. We can issue new shares for a price which is at a premium to the nominal value. Shares can be bought and sold on the stock market for more, or less, than the nominal value. The nominal value is sometimes also called the ‘par value’. The nominal value is not connected to the quoted share price of NG.
notice A formal announcement about a future meeting or event.
non equity securities Securities which are not equity securities.
ordinary resolution A decision reached by a simple majority of votes, that is, by more than 50 per cent of the votes cast.
personal representatives A person who is entitled to deal with the property (‘the estate’) of a person who has died. If the person who has died left a valid will, the will appoints ‘executors’ who are personal representatives. If the person died without leaving a valid will, the courts will appoint one or more ‘administrators’ to be the personal representatives.
poll A vote. On a poll vote, the number of votes a shareholder has depends on the number of shares they own. A shareholder has one vote for each share they own. A poll vote is different from a show of hands vote, where each person who is entitled to vote has just one vote, however many shares the person owns.
power of attorney A formal document which legally appoints one or more people to act on behalf of another person.
pre-emption rights The right of shareholders, given by the Companies Act, to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.
premium If we issue a new share for more than its nominal value (for example, because the market value is more than the nominal value), the amount above the nominal value is the premium.
proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder. A proxy can only vote on a poll, and not on a show of hands.
proxy form A form which a shareholder uses to appoint a proxy to attend a meeting and vote for them. The proxy form must be delivered to us before the meeting it relates to.
quorum The minimum number who must be present before a meeting can start. When this number is reached, the meeting is said to be ‘quorate’.
rank and ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or above) another share when our income is distributed is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in our capital, and then to shares which rank below.
redeem and redemption When a share is redeemed, it comes back to us in return for a sum of money (the ‘redemption price’) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a ‘redeemable’ share.
relevant company This refers to:
•	us;
•	any of our holding companies; and
•	any company (incorporated or not) in which we or any of our holding companies have or have had a direct or indirect interest, or which is associated in any way with us or any of our subsidiaries.
relevant securities Any shares of a company, except shares held as a result of share schemes for employees (such as profit-sharing schemes) and some shares held by the founders of the company. Also included are any securities which can be converted into shares of this type, or which allow their holders to subscribe for shares of this type.

relevant system This is a term used in the CREST Regulations for a paperless share-dealing computer system which allows shares without share certificates to be transferred without using transfer forms.
renouncing or renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person.
requisition a meeting A formal process which shareholders can use to call a meeting of shareholders. Generally speaking the shareholders who want to call a meeting must hold at least 10 per cent of the issued shares.
reserve fund or reserves A fund which has been set aside in the accounts of a company. Profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.
rights or rights of any share The rights attached to the share when it is issued, or afterwards (for example, the right to vote at a meeting or the rights to receive a dividend).
securities All shares, bonds and other investment instruments issued by a company which entitle the holder to a share in the profits or assets of that company, to receive a cash payment from a company or to subscribe for such a security.
securities seal A seal used to stamp our securities as evidence that we have issued them. Our security seal is like our Common Seal but with the addition of the word ‘securities’.
share premium account If we issue a new share for more than its nominal value (because the market value is more than the nominal value), the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.
show of hands A vote where each person who is entitled to vote has just one vote, however many shares that person holds.
special notice This term is defined in Section 379 of the Companies Act. Broadly, if special notice of a resolution is required, the resolution is not valid unless we have been told about the intention to propose it at least 28 days before the shareholders’ meeting at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).
special resolution A decision which needs the votes of at least 75 per cent of those voting to be in favour. Shareholders must be given at least 21 clear days’ notice of any special resolution.
special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank their rights to sharing in income and assets and voting rights.
statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used — these are laid down by the Statutory Declarations Act of 1835.
stock Shares which have been converted into a single security with a different unit value. For example a shareholding of one hundred £1 shares might be converted into £100 worth of stock.

subdividing shares When shares are subdivided they are split into shares which have a smaller nominal amount. For example, a £1 share might be subdivided into two 50p shares.
subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement the first statement must be read in the light of the other statement, which will prevail if there is any conflict.
subscribe for shares To agree to take new shares in a company (usually for a cash payment).
subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company as defined in Section 736 of the Companies Act.
subsidiary undertaking This is a term defined in Section 258 of the Companies Act. It is a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:
(a)	has a majority of the votes in the company either alone, or acting with others;

(b)	is a shareholder who can appoint or remove a majority of the directors; or

(c)	can exercise dominant influence over the company because of anything in the company’s memorandum or articles, or because of a certain kind of contract.
system’s rules The rules of the relevant system.
take-over offer An offer made by one company to the shareholders of another company to buy enough shares to give it control over the other company.
treasury shares Shares which are held by a company as treasury shares in line with sections 162A-C of the Companies Act.
trustees People who hold property of any kind for the benefit of one or more other people under an arrangement which the law treats as a ‘trust’. The people whose property is held by the trustees are called the beneficial owners.
UK GAAP UK generally accepted accounting principles.
uncertificated proxy instruction A properly authenticated instruction sent by means of a relevant system, in line with the system’s rules, to a person acting on our behalf, on terms decided by the Directors.
unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person from their members.
unsound mind Not being able to make an informed decision due to lack of awareness and understanding of the nature of a document or situation.
wind up The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services, and then to shareholders. Shares which rank first in sharing in our assets will receive any funds which are left over before any shares which rank after (or below) them.